Exhibit 4.7

GREAT LAKES SAVINGS PLAN

Plan Number 004	Amended and Restated
as of January 1, 2003

i

Section 7.05.	Direct Transfer from Another Plan
Section 7.06.	Direct Transfer to Another Plan
Section 7.07.	Merger, Consolidation of Plans, or Transfer of Plan Assets
Section 7.08.	Other Distribution Rules Imposed by Federal Law
Section 7.09.	In-Service Withdrawals
Section 7.10.	Charge or Discount
Section 7.11.	Persons Under Legal Disability
Section 7.12.	Voting Shares in Company Stock Fund

ARTICLE VIII.	PLAN LOANS

Section 8.01.	Plan Loans
Section 8.02.	Terms and Conditions

ARTICLE IX.	VESTING

Section 9.01.	Vesting Standards
Section 9.02.	Forfeitures

ARTICLE X.	ADMINISTRATION OF THE PLAN

Section 10.01.	Administrator
Section 10.02.	Claims Procedure
Section 10.03.	Employment of Consultants
Section 10.04.	Delegation by Administrator
Section 10.05.	Qualified Public Accountant
Section 10.06.	Fiduciary Insurance

ARTICLE XI.	TRUST

Section 11.01.	Trust Fund
Section 11.02.	Investments
Section 11.03.	Company Stock
Section 11.04.	Investment Manager
Section 11.05.	ERISA Section 404(c)
Section 11.06.	Custodian

ARTICLE XII.	AMENDMENT OR TERMINATION OF PLAN

Section 12.01.	Amendment or Termination
Section 12.02.	Amendment for Qualification of Plan
Section 12.03.	Restrictions on Amendments
Section 12.04.	Discontinuance or Suspension of Contributions
Section 12.05.	Allocation of Assets on Termination

ARTICLE XIII.	ENTRY AND WITHDRAWAL OF EMPLOYERS

Section 13.01.	Entry of Employers
Section 13.02.	Withdrawal from Plan

ARTICLE XIV.	TOP-HEAVY PROVISIONS

Section 14.01.	Definitions
Section 14.02.	Top-Heavy Plan Provisions

ii

ARTICLE XV.	NONALIENATION OF BENEFITS AND DOMESTIC RELATIONS ORDERS

Section 15.01.	Nonalienation of Benefits
Section 15.02.	Procedures Regarding Domestic Relations Orders
Section 15.03.	Surviving Spouse

ARTICLE XVI.	MISCELLANEOUS

Section 16.01.	Non-Diversion
Section 16.02.	Military Service
Section 16.03.	Allocation of Fiduciary Responsibilities
Section 16.04.	Limitation of Rights and Obligations
Section 16.05.	Notice
Section 16.06.	Right of Recovery
Section 16.07.	Legal Counsel
Section 16.08.	Evidence of Action
Section 16.09.	Audit
Section 16.10.	Bonding
Section 16.11.	Receipt and Release
Section 16.12.	Legal Actions
Section 16.13.	Reliance
Section 16.14.	Entire Plan
Section 16.15.	Counterparts

ARTICLE XVII.	EGTRRA PLAN AMENDMENTS

Section 17.01.	Preamble
Section 17.02.	Pre-Tax Contributions Limitation
Section 17.03.	Repeal of Multiple Use Test
Section 17.04.	Limitations on Contributions
Section 17.05.	Distribution upon Severance from Employment
Section 17.06.	Modification of Top-Heavy Rules
Section 17.07.	Direct Rollovers of Plan Distributions
Section 17.08.	Increase in Compensation Limit
Section 17.09.	Suspension Period Following Hardship Withdrawal.
Section 17.10.	Catch-Up Contributions
Section 17.11.	Rollovers from Other Plans

APPENDIX A

iii

GREAT LAKES SAVINGS PLAN

THE PLAN, as amended and restated herein, is hereby executed on behalf of Great Lakes Chemical Corporation, an Indiana corporation (“Company”), effective as specifically provided herein.

PRELIMINARY INFORMATION

The plan designated as the “Great Lakes Savings Plan,” as set forth herein (the “Plan”), is a continuation and complete restatement, effective as of January 1, 2003 (except where otherwise indicated), of the qualified defined contribution plan which was originally effective as of May 1, 1985, most recently amended and restated in its entirety effective as of January 1, 2001, except as otherwise specifically provided therein, to comply with “GUST” and “EGTRRA,” and subsequently amended on one (1) occasion.

As reflected in prior restatements and amendments and as reflected in this current restatement, other defined contribution plans maintained by the Company or a Related Company were merged into the Plan and/or certain assets were transferred to this Plan via a trust-to-trust transfer.  Furthermore, various divestitures have occurred.  These mergers, trust-to-trust transfers, and divestitures are reflected in this current restatement to the extent not previously addressed in prior restatements and amendments.

The Plan shall comply with the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended.  Furthermore, the Plan provisions are designed to comply with the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, the Small Business Job Protection Act of 1996, as amended, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000 (collectively referred to as “GUST”) and the Economic Growth and Tax Relief Reconciliation Act of 2001 (referred to as “EGTRRA”).  The amendment and restatement of the Plan is conditioned on receipt of a determination letter, in a form satisfactory to the Company, from the Internal Revenue Service with respect to the Plan.

The Company has entered into a trust agreement with Vanguard Fiduciary Trust Company, as Trustee, creating a trust to hold the assets of the Plan.

ARTICLE I.

RESTATEMENT OF PLAN

The Great Lakes Savings Plan (“Plan”) is hereby amended and restated, generally effective as of January 1, 2003, except as otherwise specifically provided herein, for the purpose of providing retirement and other benefits to participants.

Except as otherwise specifically provided herein, the Plan as hereinafter set forth establishes the rights and obligations with respect to individuals who are employees on and after such dates, as applicable, and to transactions under the Plan on and after such dates, as applicable.  The rights and benefits, if any, of individuals who are not employees on or after such dates, as applicable, shall be determined in accordance with the terms and provisions of the Plan that were in effect on the date that their employment terminated.  The Plan is a profit sharing plan under Code Section 401(a)(27).  Except as otherwise specifically provided herein, contributions to the Plan may be made without regard to profits.

ARTICLE II.

DEFINITIONS AND CONSTRUCTION

Section 2.01.  Definitions.  When the initial letter of a word or phrase is capitalized herein, the meaning of such word or phrase shall be as follows:

(a)           “Account” means the following separate bookkeeping accounts maintained for each Participant, reflecting his accrued benefit in the Plan:

(1)           “Pre-Tax Contribution Account” means the account maintained to reflect the benefit of the Participant attributable to his Pre-Tax Contributions.

(2)           “Matching Account” means the account maintained to reflect the benefit of the Participant attributable to his share of Matching Contributions.

(3)           “Profit Sharing Account” means the account maintained to reflect the benefit of the Participant attributable to his share of Profit Sharing Contributions.  Profit Sharing Contributions under the Plan ceased as of June 30, 2000.

(4)           “Rollover Account” means the account maintained to reflect the benefit of the Participant attributable to his Rollover Contributions.

The “Pre-Tax Contribution Account,” “Matching Account,” “Profit Sharing Account,” and “Rollover Account” shall be collectively referred to as the “Accounts.”

(b)           “Administrator” means the Company.

(c)           “Adrian Union Employee” means an Employee who is covered by a collective bargaining agreement and is employed by BioLab, Inc. (“BioLab”), a division of the Company, at the Adrian, Michigan location.

(d)           “Anzon Employee” means an Employee who was employed by Anzon, Inc., a wholly-owned subsidiary of Cookson-US, prior to November 1, 1997 and who became an employee of Sequel Acquisition, Inc., a wholly-owned subsidiary of the Company (“Sequel”), on November 1, 1997 when Sequel acquired the Anzon Worldwide Business from Cookson Group plc on October 31, 1997.  Sequel’s name subsequently changed to Anzon, Inc. (“Anzon”).

(e)           “Applicable Form” means the appropriate form as designated by the Administrator and furnished by the Administrator or its designee to make the election or provide the notice required by the Plan.  In those circumstances where a written election or consent is not required by the Plan, the Code, or ERISA, the Administrator may prescribe an oral, electronic, or telephonic form in lieu of or in addition to a written form.

(f)            “Aqua Clear Account” means that portion of an active or former Aqua Clear Employee’s Account balance that was transferred to this Plan from the Aqua Plan.

(g)           “Aqua Clear Employee” mean a former Employee of Aqua Clear Industries, LLC, which entity was subsequently merged into BioLab, Inc., a division of the Company, effective as of February 5, 2001 (“Aqua Clear”).

(h)           “Aqua Plan” means the plan known as the “Aqua Clear Industries, LLC Profit Sharing 401(k) Plan” which was previously maintained by Aqua Clear Industries, LLC and merged into this Plan as of February 5, 2001.

(i)            “Board of Directors” means the board of directors of the Company.

(j)            “Break in Service” means, prior to January 1, 2002, with respect to an Employee, a Computation Period during which an Employee completes five hundred (500) or fewer Hours of Service.  Solely for purposes of determining whether a Break in Service has occurred in a Computation Period after 1984 and prior to 2002 for eligibility and Vesting purposes, an Employee who is absent from work (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement shall receive credit for the Hours of Service that would otherwise have been credited to the Employee but for the absence (or if such hours cannot be determined, eight (8) Hours of Service per normal work day of absence).  The total number of such hours treated as Hours of Service by reason of any absence shall not exceed five hundred one (501).  Such Hours of Service shall be credited (i) to the Computation Period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, to the following Computation Period.  No such Hours of Service shall be credited unless the Employee furnishes to the Administrator such timely information as the Administrator may reasonably require to establish (i) that the absence from work is for reasons provided above, and (ii) the number of days for which there was such an absence.

To the extent required by the FMLA and the regulations thereunder, an Employee shall not incur a Break in Service for eligibility and Vesting purposes on or after August 5, 1993 on account of an absence from work which qualifies as a family or medical leave under the FMLA.

To the extent required by USERRA, an Employee shall not incur a Break in Service for eligibility and Vesting purposes on or after December 12, 1994 on account of a period of qualified military service to the extent required under USERRA and Code Section 414(u)(8)(A).

(k)           “Code” means the “Internal Revenue Code of 1986,” as amended from time to time.

(l)            “Company” means Great Lakes Chemical Corporation or any successor thereto.

(m)          “Company Stock” means any common share issued by the Company that is an employer security within the meaning of Code Section 409(l).

(n)           “Computation Period” means, with regard to an Employee, for purposes of computing Years of Service prior to January 1, 2002, the twelve (12) consecutive month period beginning on the date he first completes an Hour of Service and each twelve (12) month period beginning on an anniversary thereof.  If an Employee Terminates Employment or Retires, thereafter incurs a Break in Service, and later completes an Hour of Service, his Computation Period with respect to service after his reemployment shall be determined as if he had not previously been employed; provided, however, his prior service shall be disregarded only to the extent expressly provided in the Plan.

(o)           “Contributions” means the following types of contributions to the Plan:

(1)           “Pre-Tax Contributions” means contributions (i) made to the Plan by an Employer at the election of a Participant pursuant to a salary deferral agreement pursuant to Section 4.02 or (ii) transferred to the Plan pursuant to a plan merger or a plan-to-plan transfer of assets.

(2)           “Matching Contributions” means contributions (i) made by an Employer by reason of Pre-Tax Contributions of a Participant pursuant to Section 4.03 or (ii) transferred to the Plan pursuant to a plan merger or a plan-to-plan transfer of assets.

(3)           “Profit Sharing Contributions” means contributions (i) made by OSCA on behalf of OSCA Employees under this Plan after September 30, 1995 and prior to the cessation of such contributions as of June 30, 2000, which are designated as Profit Sharing Contributions and held on behalf of OSCA Employees in such Employees’ Profit Sharing Accounts, (ii) transferred to the Plan on October 1, 1995 from the Equi-Pen-Plus Master Profit Sharing Plan as adopted by OSCA and sponsored by OSCA for its employees prior to October 1, 1995, or (iii) otherwise transferred to the Plan pursuant to a plan merger or a plan-to-plan transfer of assets.

(4)           “Rollover Contribution” means with respect to any Participant any rollover (i) which meets the applicable requirements of Code Section 402, 403(b), or 408 or (ii) transferred to the Plan pursuant to a plan merger or a plan-to-plan transfer of assets.

(p)           “Cost of Living Adjustment” means the cost of living adjustment prescribed by the Secretary of the Treasury under Code Section 415(d) for any applicable year.

(q)           “Disability” or “Disabled” means a physical or mental condition that permits the Participant to receive disability benefits under the Company’s long term disability plan.  The Administrator may require subsequent proof of continued Disability.  A Participant shall not be considered Disabled until he has shown to the Administrator’s satisfaction, determined in a nondiscriminatory manner, that he has a condition that satisfies the requirements of this subsection.  All determinations of disability shall comply with the Americans with Disabilities Act.

(r)            “Effective Date” means May 1, 1985, the original effective date of the Plan.

(s)           “Eligible Employee” means an Employee of an Employer who is compensated by that Employer.  “Eligible Employee” shall not include (i) an employee who is represented by any collective bargaining agent, or included in any collective bargaining unit, recognized by the Employer, unless and until such Employee and the collective bargaining agent agree that the Plan shall apply to such unit, (ii) a “leased employee” as defined under subsection (t), (iii) any person designated in good faith by an Employer as an independent contractor, regardless of whether such person is later determined to be a common law employee for tax purposes, (iv) any person who is employed on the basis that he shall not be eligible for any retirement benefits under the Plan, and (v) OSCA Employees, effective as of June 30, 2000, the date as of which Profit Sharing Contributions ceased under the Plan.

(t)            “Employee” means any individual employed by a Related Company, except an individual who is a nonresident alien and who receives no earned income (within the meaning of Code Section 911(d)(2)) from an Employer which constitutes income from sources within the United States within the meaning of Code Section 861(a)(3).

Notwithstanding any other provision of the Plan, for purposes of satisfying the requirements of Code Section 414(n)(3), a “leased employee” shall be treated as an Employee; provided, however, such leased employee shall not become a Participant unless he is an Employee without regard to this sentence and he satisfies the participation requirements of Article III.  Effective for Plan Years beginning on or after January 1, 1997, the term “leased employee” means any person (other than an individual employed by a Related Company) who pursuant to an agreement between the Related Company and any other person (“leasing organization”) has performed services for the Related Company (or for the Related Company and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction or control of the Related Company.  Contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the Related Company shall be treated as provided by the Related Company.  A leased employee shall not be considered an Employee if (i) such employee is covered by a money purchase pension plan providing (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Code Section 415(c)(3), but effective for Plan Years beginning on and after January 1, 1998, including amounts excludable from the employee’s gross income under Code Section 125, 402(e)(3), 402(h) or 403(b), and for Plan Years beginning on and after January 1, 2001, Code Section 132(f)(4), (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than twenty percent (20%) of the Related Company’s nonhighly compensated workforce, as defined in Code Section 414(n)(5)(C)(ii).

(u)           “Employer” means, severally, the Company and any other Related Company or any part or division thereof which becomes a participating employer in accordance with Article XIII.

(v)           “Employment Date” means, effective on and after January 1, 2002, the date on which an Employee first performs an Hour of Service for the Company or any other Related Company.

(w)          “Entry Date” means each January 1, April 1, July 1, and October 1 of the Plan Year.

(x)            “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(y)           “FMC Employee” means a former Employee of FMC Corporation, Process Additives Division (“FMC”), who is now employed by the Company at the Nitro, West Virginia location.

(z)            “FMLA” means the Family and Medical Leave Act of 1993, as amended from time to time.

(aa)         “Fund” means a separate investment fund which forms part of the Trust Fund established by the Trustee at the direction of the Administrator.

(bb)         “Highly Compensated Employee” means, effective for Plan Years beginning on or after January 1, 1997, an employee described in Code Section 414(q) and the regulations promulgated thereunder and, generally, includes highly compensated active employees and highly compensated former employees as described below:

(1)           Highly compensated active employees include any Employee who performs service for a Related Company during the Determination Year and is in one (1) or more of the following groups:

(A)          Employees who were five percent (5%) owners of a Related Company at any time during the Determination Year or the Look-Back Year; or

(B)           Employees who received compensation (as defined in Code Section 414(q)(4)) from a Related Company in excess of Eighty Thousand Dollars ($80,000) (as increased by the Cost of Living Adjustment) during the Look-Back Year.

(2)           Highly compensated former employees include former Employees who:

(A)          Terminated Employment or Retired prior to the Determination Year;

(B)           performed no service for a Related Company during the Determination Year; and

(C)           were highly compensated active employees, as described in paragraph (1) above, during the year of Termination of Employment or Retirement or any Plan Year ending on or after the date the Employee attained age fifty-five (55).

(3)           For purposes of the definition of Highly Compensated Employee, “Determination Year” means the Plan Year for which the determination of highly compensated employees is being made.

(4)           For purposes of the definition of Highly Compensated Employee, “Look-Back Year” means the twelve (12) month period immediately preceding the Determination Year.

(cc)         “Hour of Service” means each hour for which an Employee is credited, as follows:

(1)           “Hours of Service” shall be credited on and after December 12, 1994 on account of a period of qualified military service to the extent required under USERRA and Code Section 414(u)(8)(A).

(2)           An Employee shall be credited with Hours of Service as required by 29 C.F.R. § 2530.200b-2 and such other regulations promulgated from time to time by the United States Department of Labor under ERISA regarding the definition of hours of service.

(3)           For purposes of determining eligibility to participate and Vesting only, Hours of Service shall be credited for a leave which qualifies as family or medical leave under the FMLA; provided, however, such Hours of Service shall be credited only to the extent required by the FMLA and the regulations thereunder.

(4)           Prior to January 1, 2002, “Hour of Service” shall also mean each hour for which an Employee is credited, as follows:

(A)          An Employee is entitled to credit for each hour for which he is paid, or entitled to payment, for the performance of duties for a Related Company.  An Hour of Service described in this paragraph shall be credited to an Employee for the Computation Period in which the duties are performed.

(B)           An Employee is entitled to credit for each hour for which he is paid, or entitled to payment, by a Related Company on account of a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence;

provided, however, that no Hours of Service shall be credited under this paragraph for periods during which no duties are performed and for which the Employee is paid or entitled to payment, if such payment is made or due solely to reimburse an Employee for medical or medically related expenses or solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.  Not more than five hundred one (501) Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not this period occurs in a single Plan Year) unless the Hours of Service are credited pursuant to paragraph (2).  An Hour of Service credited to an Employee pursuant to this paragraph shall be credited to the Computation Period or Periods during which no duties are performed.

(C)           An Employee is entitled to credit for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Related Company.  The same Hour of Service shall not be credited under paragraph (A) or paragraph (B), as the case may be, and under this paragraph.  An Hour of Service described in this paragraph shall be credited to the Computation Period or Periods to which the award or agreement for back pay pertains, rather than to the Computation Period in which the award, agreement, or payment is made.

(D)          In the case of an Employee whose Compensation is not determined on the basis of certain amounts for each hour worked during the given period and whose hours of employment are not counted and recorded, each such Employee shall be credited with forty-five (45) Hours of Service for each week for which the Employee would be required to be credited with at least one (1) Hour of Service as required by 29 C.F.R. § 2530.200b-2.

(5)           On and after January 1, 2002, “Hour of Service” shall be defined using the elapsed time method and shall mean each hour for which an Employee is paid or entitled to payment for performance of duties for Related Companies as determined under IRS Regulation 1.410(a)-7 and ERISA Section 2530.200b-9 and such other regulations issued from time to time by the IRS and/or the United States Department of Labor under ERISA regarding the definition of Hours of Service.

(dd)         “Investment Manager” means any person other than the Trustee, in its capacity as trustee, or the Administrator who:

(1)           has the power to manage, acquire, or dispose of any assets of the Plan;

(2)           is qualified to act as an investment manager under ERISA;

(3)           has acknowledged in writing that it is a fiduciary with respect to the Plan; and

(4)           has been designated by the Administrator as the investment manager for the Plan.

(ee)         “Merged Plans” means, individually or collectively as the context so requires, the plans that were merged into this Plan, as follows:  (i) the Aqua Plan, (ii) the Four Seasons Industrial Services, Inc. Retirement Savings Plan (“Four Seasons Plan”) as merged as of January 1, 1993; (iii) the Pentech/QO Profit Sharing and Employee Savings Plan for Salaried Employees (“QO Salaried Plan”) as merged as of December 31, 1993; (iv) the Pentech/QO Employees’ Savings Plan for Omaha Hourly Employees (“Omaha Plan”) as merged as of December 31, 1993; (v) the Pentech/QO Employees’ Savings Plan for Memphis Union Employees (“Memphis Plan”) as merged as of October 1, 1994; and (vi) the Equi-Pen-Plus Master Profit Sharing Plan as adopted by OSCA (“OSCA Plan”) as merged as of October 1, 1995.

(ff)           “Nitro Union Employee” is a former FMC employee now employed by the Company, located in Nitro, West Virginia, who is covered by a collective bargaining agreement and a member of the United Steelworkers of America, District 8, Local 12757.

(gg)         “Non-Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

(hh)         “NSC Employee” means a former Employee of NSC Technologies (“NSC”), a division of Monsanto, who became an Employee of the Company as of January 1, 2001, and was subsequently transferred to employment with Albany Molecular Research, Inc. effective as of October 31, 2001.

(ii)           “Optical Monomers Employee” means an Employee of Optical Monomers, formerly a division of Akzo Nobel Polymer Chemicals and currently a division of the Company (“Optical Monomers”).

(jj)           “OSCA” means OSCA, Inc., a division of the Company, that was sold to BJ Services effective May 31, 2002.

(kk)         “OSCA Employee” means an Employee of OSCA, Inc., or any of OSCA’s subsidiaries and divisions.

(ll)           “Participant” means an Eligible Employee or former Eligible Employee who is, or may become, eligible to receive a benefit of any type from the Plan and who has commenced participation in the Plan.

(mm)       “Plan” means the plan created and embodied herein, as amended from time to time, known as the “Great Lakes Savings Plan.”

(nn)         “Plan Compensation” for a Plan Year means the Participant’s base salary, overtime, and bonuses received from his Employer, while an Eligible Employee, plus any Pre-Tax Contributions pursuant to Section 4.02 or any other amounts excludable from taxable income because of an election under Code Section 401(k), 125, 402(g), or 457, and for Plan Years beginning on and after January 1, 2001, Code Section 132(f)(4).  Effective for Plan Years beginning on or after January 1, 1997, to the extent required by Code Section 401(a)(17), the compensation of a Participant for any year taken into account under the Plan shall not exceed One Hundred Fifty Thousand Dollars ($150,000) (as increased by the Cost of Living Adjustment for the year, pursuant to Code Section 401(a)(17)).  If a determination period for a Participant consists of fewer than twelve (12) months, the annual limit required by Code Section 401(a)(17) will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

(oo)         “Plan Year” means any twelve (12) month period beginning on January 1 and ending on the following December 31.

(pp)         “Period of Service” means, effective on and after January 1, 2002, the period of time commencing on the Employment Date or the Reemployment Date and ending on the Severance from Service Date of an Employee.

(qq)         “Period of Severance” means, effective on and after January 1, 2002, the period of time commencing on the Severance from Service Date and ending on the date on which the Employee again performs an Hour of Service.

(rr)           “Preserved Accounts” means that portion of an active or former Participant’s Account balance that was transferred to this Plan from a Merged Plan.

(ss)         “Related Company” means an Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes an Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with an Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes an Employer; and any other entity required to be aggregated with an Employer pursuant to regulations under Code Section 414(o).  For purposes of Code Section 415, in applying Code Section 414(b) and (c) to determine a Related Company, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Code Section 1563(a)(1).  Each such Related Company shall be included as a Related Company only for such period or periods during which such employer is under such common control, so affiliated, or so aggregated and only to the extent required by any applicable provision of the Code.

(tt)           “Reemployment Date” means the first date, following a Severance from Service Date, an Employee performs an Hour of Service for a Related Company.

(uu)         “Retire” or “Retirement” means that a Participant separates from the service of all Related Companies on or after reaching age sixty-five (65).

(vv)         “Section” means, when not preceded by the word Code or ERISA, a section of the Plan.

(ww)       “Severance from Service Date” means, effective on and after January 1, 2002, the earlier of (i) the date an Employee Terminates Employment or Retires or dies; provided, however, a Severance from Service Date shall be deemed not to occur if an Employee Terminates Employment and again performs an Hour of Service within twelve (12) months thereafter, or (ii) the date twelve (12) months after the date an Employee is absent from employment (with or without pay) with all Related Companies for any reason other than Termination of Employment, Retirement, or death, such as vacation, holiday, sickness, disability, leave of absence, or layoff; provided, however, the Severance from Service Date of an Employee who is absent from service beyond the first anniversary of the first day of absence by reason of a maternity or paternity absence described in Code Section 410(a)(5)(E)(i) or 411(a)(6)(E)(i) is the second anniversary of the first day of such absence, and the period between the first and second anniversaries of the first day of absence from work is neither a Period of Service nor a Period of Severance.  A Severance from Service shall not be deemed to occur if an Employee is on military service to the extent required under USERRA and Code Section 414(u)(8)(A).

(xx)          “Terminate Employment” or “Termination of Employment” means the Employee had a severance from employment with all Related Companies prior to being eligible for Retirement and prior to death; provided, however, it shall not include:  (i) temporary absence of such Employee due to vacation, sickness (not including Disability), or non-permanent layoff; (ii) military service to the extent required under USERRA and Code Section 414(u)(8)(A); (iii) a leave which qualifies as a family or medical leave under the FMLA; or (iv) a leave of absence for any reason approved by a Related Company on a nondiscriminatory basis.

(yy)         “Trust” means the trust established and maintained under the Trust Agreement to hold the Trust Fund.

(zz)          “Trust Agreement” means the Great Lakes Savings Trust.

(aaa)       “Trust Fund” means the assets of the Plan held by the Trustee pursuant to the terms of the Plan and the Trust.

(bbb)      “Trustee” means the corporation or individuals appointed by the (i) Chairman, President, and Chief Executive Officer of the Company, or (ii) Senior Vice President of Human Resources and Communications of the Company, each of them acting singly, to administer the Trust or any successor trustee or trustees designated and appointed under the Trust.

(ccc)       “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended from time to time.

(ddd)      “Valuation Date” means each day of the Plan Year or such other valuation dates as the Administrator may establish.  In the case of the valuation of an asset or Account as of a Valuation Date, such valuation shall be determined as of the close of business on such Valuation Date, or if the New York Stock Exchange is not open on such date, as of the close of business on the first day prior to such Valuation Date that the New York Stock Exchange is open.

(eee)       “Vested” or “Vesting,” with respect to an Account, refers to the interest of the Participant or his beneficiary in the Account, which is unconditional, legally enforceable, and nonforfeitable.  Notwithstanding the preceding sentence, an amendment to the Plan may reduce the Vested right of any Participant to an Account if such amendment satisfies the requirements of ERISA and the Code.

(fff)         “Years of Service” means, for an Employee, each Computation Period prior to January 1, 2002 during which the Employee completes at least one thousand (1,000) Hours of Service.  Provided, however, prior to January 1, 2002, any Years of Service occurring prior to any period of consecutive one (1) year Breaks in Service shall not be taken into account if (i) the number of consecutive one (1) year Breaks in Service within such period equals or exceeds the greater of five (5) or the aggregate number of Years of Service of the Employee prior to such period, and if (ii) the Employee had no Vested right to any portion of his Account balances derived from Employer contributions at the commencement of such Break in Service; provided, however, any Years of Service excluded pursuant to this subsection shall also be excluded from any subsequent determination of Years of Service.

“Years of Service,” on and after January 1, 2002, shall be calculated using elapsed time and shall mean the aggregate Periods of Service of an Employee whether or not such Periods of Service are completed consecutively.  A Year of Service shall constitute twelve (12) months.  Notwithstanding the preceding sentences; for the transition period of calculating service from the hours of service method to the elapsed time method, Employees shall be credited for service consisting of: (i) a number of years equal to the number of years credited to the Employee under the hours of service method before the Computation Period during which the change to the elapsed time method occurrs; and (ii) for the Computation Period in which the change to elapsed time occurs, the greater of: (a) the Period of Service that would be credited under the elapsed time method for the Employee’s service from the first day of that Computation Period through the date of the change, or (b) the service that would be taken into account under the hours of service method for that Computation Period as of the date of the change.  Credit shall be given for service subsequent to the change beginning with the day after the last day of the Computation Period in which the change occurs.

The Years of Service of any Employee shall include any Years of Service of such Employee while he was an Employee for any Related Company.

For purposes of Vesting under this Plan, each Aqua Clear Employee, FMC Employee, Lime-O-Sol Company, NSC Employee, and Optical Monomers Employee shall be credited with Years of Service for Vesting purposes for his period of employment with Aqua Clear, FMC, Lime-O-Sol Company, NSC and Optical Monomers, respectively.  For purposes of Vesting under this Plan, each salaried Anzon Employee who was covered under the Anzon, Inc. Salaried 401(k) Plan as of October 31, 1997 shall be credited for the Years of Service he earned under the Anzon, Inc. Salaried 401(k) Plan as of October 31, 1997.

(ggg)      “Lime-O-Sol Company” means a former employee of Line-O-Sol Company, who as a result of the stock acquisition of Lime-O-Sol Company by BioLab, Inc. on February 28, 2003, continued as an Employee of Lime-O-Sol Company, a division of BioLab, Inc.

Section 2.02.  Construction and Governing Law.  The following rules of construction shall govern any interpretation of the Plan:

(a)           The Plan shall be construed, enforced, and administered and the validity thereof determined in accordance with ERISA, the Code, and, when not inconsistent with ERISA or the Code, the laws of the State of Indiana.

(b)           Words used herein in the masculine gender shall be construed to include the feminine gender where appropriate and words used herein in the singular or plural shall be construed as being in the plural or singular where appropriate.

(c)           In resolving any conflict between provisions of the Plan and in resolving any other uncertainty as to the meaning or intention of any provision of the Plan, the interpretation that (i) causes the Plan to constitute a qualified plan under the provisions of Code Section 401 and the Trust as exempt from tax under Code Section 501, (ii) causes the contributions of any Employer to the Trust to be deductible by such Employer from net income for federal income tax purposes, (iii) causes the Plan to contain a qualified cash or deferred arrangement described in Code Section 401(k), and (iv) causes the Plan to comply with all applicable requirements of ERISA and the Code shall prevail over any different interpretation.

(d)           The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of any provision of the Plan.

(e)           If any provision of the Plan shall be held to violate the Code or ERISA or be illegal or invalid for any other reason, that provision shall be deemed to be null and void, but the invalidation of that provision shall not otherwise impair or affect the Plan.

ARTICLE III.

PARTICIPATION

Section 3.01.  Participation.

(a)           Any individual who was a Participant in the Plan on December 31, 2002 shall be a Participant in accordance with the terms of the Plan effective January 1, 2003.

(b)           Except as provided in subsection (a), an Eligible Employee shall become a Participant on the Entry Date on or after the date he completes an Hour of Service for an Employer, provided that he is an Eligible Employee on that Entry Date.  If an individual who has satisfied the eligibility requirements of this subsection (b) is not an Eligible Employee on the applicable Entry Date, and the individual later completes an Hour of Service as an Eligible Employee, he shall become a Participant upon completing that Hour of Service.

(c)           Notwithstanding subsections (a) and (b), any FMC Employee, who became an Employee of the Company on August 2, 1999 in connection with the consummation of the transactions contemplated by the U.S. Asset Purchase and Framework Agreement between FMC and the Company dated as of May 4, 1999, became a Participant on August 2, 1999.

(d)           Notwithstanding subsections (a) and (b), any Lime-O-Sol Employee shall become a Participant on March 16, 2003.

Section 3.02.  Cessation of Participation.  A Participant shall cease to be a Participant on the distribution or forfeiture of his entire interest in the Plan.

Section 3.03.  Reemployment.

(a)           A former Participant shall become a Participant as of the date he again performs an Hour of Service as an Eligible Employee.

(b)           A former Employee who was not a Participant at the time of his Termination of Employment shall become a Participant only in accordance with Section 3.01.

Section 3.04.  Change in Employment Status.

(a)           A Participant whose employment status changes so that he no longer satisfies the definition of Eligible Employee, but who remains an Employee shall become a limited Participant hereunder as of the date of the change in employment status.  Such limited Participant shall cease to share in contributions hereunder as of the date of such change in employment status but shall continue to accrue Years of Service pursuant to Section 2.01(fff).  If such limited Participant does not again become an Eligible Employee prior to Retirement or Termination of Employment, the Vested Accounts of the limited Participant, if any, shall be paid as provided in Article VII.

(b)           A limited Participant who again has a change in employment status, and becomes an Eligible Employee, shall become a full Participant as of such change in employment status.  Thereafter, such Participant shall be entitled to accrue benefits in accordance with the terms of the Plan as in effect as of the subsequent date of change in employment status.  In no event, however, shall such a Participant receive a greater benefit under the Plan than that which the Participant would have received had the Participant not had a change in employment status.

(c)           An Employee of the Employer or a Related Company who first becomes an Eligible Employee due to a change in employment status shall become a Participant as provided in Section 3.01.

Section 3.05.  Completion of Forms by Participants and Beneficiaries.  Each Participant and any beneficiary eligible to receive, or claiming a right to receive, any benefits under the Plan shall complete such Applicable Form and furnish such proofs and information as may be required at any time by the Trustee or the Administrator.

ARTICLE IV.

CONTRIBUTIONS

Section 4.01.  Contributions.  Contributions shall be made to the Plan in accordance with this Article and subject to the limitations under Article V.  Notwithstanding anything contained in this Article to the contrary, OSCA Employees were only eligible for Profit Sharing Contributions under the Plan.  Effective as of June 30, 2000, OSCA Employees ceased to be eligible for Profit Sharing Contributions set forth in this Article.

Section 4.02.  Pre-Tax Contributions.

(a)           A Participant who is an Eligible Employee may make Pre-Tax Contributions as provided in this Section.  An Eligible Employee who is a Non-Highly Compensated Employee may enter into a payroll reduction agreement with his Employer agreeing to contribute Pre-Tax Contributions to the Plan of a specified whole percentage, from one percent (1%) to fifty percent (50%), of his Plan Compensation each pay period.  An Eligible Employee who is a Highly Compensated Employee may enter into a payroll reduction agreement with his Employer agreeing to contribute Pre-Tax Contributions to the Plan of a specified whole percentage, from one percent (1%) to fifty percent (50%) of his Plan Compensation each pay period, or such lesser maximum percentage as determined by the Administrator to the extent it anticipates that such adjustment is necessary to satisfy the test under Section 5.04(a).  Pre-Tax Contributions made on behalf of a Participant under the Plan, or any other qualified plan maintained by the Employer, during any taxable year shall not exceed the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Section 17.10 and Code Section 414(v), if applicable.

(b)           Pre-Tax Contributions shall reduce the cash compensation otherwise payable to a Participant and shall be paid in cash to the Trustee by the Employer on a basis consistent with its payroll practices within a reasonable period after being withheld from the cash compensation of a Participant and within the time period prescribed by law.  Pre-Tax Contributions made on behalf of a Participant for a Plan Year shall be allocated to the Pre-Tax Contribution Account.

(c)           A Participant may elect to make or change an election to make Pre-Tax Contributions at any time by completing the Applicable Form within such period before the effective date of the change as the Administrator may establish to become effective as of the first payroll period on or following such election.  A Participant may suspend his Pre-Tax Contributions at any time on an Applicable Form filed with the Administrator within such period before the effective date of the suspension as the Administrator may establish.  Notwithstanding the first sentence of this subsection, a Participant may not resume Pre-Tax Contributions after having suspended them pursuant to the preceding sentence until the first payroll period on or following the first Entry Date after the suspension. Except as provided in Section 4.02(a) or Section 7.09(c)(3), the election of a Participant to make, change, or suspend Pre-Tax Contributions shall remain continuously in effect until changed by the Participant or the Participant Terminates Employment or Retires.

(d)           An election to make Pre-Tax Contributions shall not be valid with respect to any period during which the Participant is not an Eligible Employee.  No election to make, change, or discontinue Pre-Tax Contributions shall be given retroactive effect.

(e)           The Administrator may establish additional nondiscriminatory rules and procedures governing the manner and timing of elections by Employees to make, change, or discontinue Pre-Tax Contributions.

Section 4.03.  Matching Contributions.

(a)           Effective January 1, 2000, unless the Board of Directors determines otherwise before the beginning of a Plan Year, and except as otherwise provided in this Section 4.03, each Employer shall contribute for the Plan Year on behalf of each Participant (other than as provided in subsections (b) and (c) below) a Matching Contribution equal to fifty percent (50%) of the first six percent (6%) of the Pre-Tax Contributions of the Participant for the Plan Year.  Matching Contributions made on behalf of a Participant for a Plan Year shall be made in Company Stock and shall be allocated to his Matching Account as of each payroll.

(b)           Notwithstanding anything in this Section to the contrary, effective January 1, 2000, Adrian Union Employees who are Participants, shall receive a Matching Contribution equal to:

(1)           fifty percent (50%) of the first two percent (2%) of the Pre-Tax Contributions of such Participant for the Plan Year, which shall be made in cash and shall be allocated to his Matching Account as of each payroll;

(2)           a second tier Matching Contribution equal to fifty percent (50%) of the next two percent (2%) of the Pre-Tax Contributions of such Participant for the Plan Year, which additional Matching Contribution shall be made in Company Stock and shall be allocated to his Matching Account as of each payroll; and

(3)           a third tier discretionary Matching Contribution, if any, as may be determined by the Plan Administrator or its designee if financial goals are met for the Plan Year, equal to fifty percent (50%) of the next two percent (2%) of Pre-Tax Contributions of such Participant for the Plan Year (in excess of the four percent (4%) referred to in paragraphs (1) and (2) above), which Matching Contributions shall be made in Company Stock and shall be allocated to his Matching Account as of the last day of the Plan Year.

(c)           Notwithstanding anything in this Section to the contrary, no Matching Contributions shall be made at any time on behalf of any Nitro Union Employee.

(d)           Matching Contributions may be made in cash or Company Stock, as designated above, to the Trustee by the Employer on a basis consistent with its payroll practices concurrently with Pre-Tax Contributions on which the Matching Contributions are based, or annually as designated above.

(e)           Matching Contributions made on behalf of a Participant shall be allocated, for accounting purposes, to the Plan Year with respect to which the Pre-Tax Contributions were made, and shall be allocated to the Matching Account of the Participant.

(f)            If a Participant is employed by more than one (1) Employer during a Plan Year, the portion of the total Matching Contribution of the Participant for the Plan Year that is paid by each Employer shall be based on the percentage of the Pre-Tax Contributions of the Participant for the Plan Year paid by the Employer.

Section 4.04.  OSCA Profit Sharing Contributions.  After June 30, 2000, no Profit Sharing Contributions for OSCA Employees shall be made under the Plan.

Section 4.05.  Rollover Contributions.  At any time during a Plan Year, an Eligible Employee may contribute to the Plan in cash as a Rollover Contribution a prior distribution from a qualified plan, a conduit individual retirement account, or a direct rollover provided that the Administrator, in its discretion, determines that the contribution satisfies all applicable requirements of the Code.  Before a Rollover Contribution is made, the Eligible Employee shall designate the Fund or Funds in which he wishes his Rollover Contribution to be invested.  A Rollover Contribution shall be allocated to the Rollover Contribution Account of the Eligible Employee as of the date of the contribution.

Section 4.06.  Payment, Deductibility, and Nature of Contributions.

(a)           For deduction purposes, the Matching Contributions under Section 4.03 shall be made effective as of the last day of the Plan Year and shall actually be paid within such time period as permitted by law.

(b)           If an Employer is unable to make any contribution provided under Section 4.03, any other Employer may make such contributions on behalf of such Employer, as determined in the sole discretion of the Board of Directors.

(c)           The total contributions of an Employer for any Plan Year under the Plan shall not exceed the amount allowable as a deduction from the income of the Employer for purposes of income tax under the Code, and any such contributions are conditioned on such deductibility.

Section 4.07.  Expenses of Plan.  All reasonable expenses of administering the Plan shall be paid by the Trustee and shall be charged against and paid from the Trust Fund, unless an Employer pays such expenses, or as paid by the Participants as allowed by law.

Section 4.08.  Profits Not Required.  The Employer may make Contributions to the Plan without regard to current or accumulated earnings and profits for such Plan Year.  However, the Plan is designed to qualify as a profit sharing plan for purposes of Code Sections 401(a), 401(k), 402, 412, and 417.

ARTICLE V.

LIMITATIONS ON CONTRIBUTIONS AND OTHER ADDITIONS

Section 5.01.  Applicability of Article.  Notwithstanding any provision of the Plan to the contrary, contributions to the Plan and additions to Accounts of Participants shall be limited as provided in Code Sections 401(k), 401(m), and 415 as provided in this Article.  Notwithstanding any provision in this Article V to the contrary, the provisions discussed herein shall be administered to comply with the provisions of Code Section 401(k), 401(m), and 415, and the regulations thereunder, which provisions are incorporated herein by reference.

Section 5.02.  Definitions.  As used in this Article, the following terms, when capitalized, shall have the following meanings, unless otherwise expressly provided:

(a)           “Allocable Income” means the sum of the allocable gain or loss for the year or partial year, and for the period from the end of the year to the date of distribution or correction, as the case may be, determined in accordance with Code Section 401(k), 401(m), or 402(g), and the regulations promulgated thereunder.

(b)           “Average Contribution Percentage” means the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Contribution Percentages of the Eligible Participants in a group.

(c)           “Average Deferral Percentage” means the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Deferral Percentages of the Eligible Participants in a group.

(d)           “Compensation” means, for purposes of Code Sections 401(k) and 401(m), compensation as defined in Code Section 414(s); provided, however, to the extent permitted by the Code, Compensation for any period during which an individual is not a Participant may be disregarded.  For Plan Years beginning on or before December 31, 1997, the Company may elect to include elective deferrals described in Code Section 414(s)(2) in Compensation.  For Plan Years beginning after December 31, 1997, elective deferrals described in Code Section 414(s)(2) shall be included in Compensation unless the Company elects to exclude such elective deferrals.  In general, Code Section 414(s) defines compensation as having the meaning given such term by Section 5.07(g).  In general, elective deferrals described in Code Section 414(s)(2) include any amount which is contributed by a Related Company pursuant to a salary reduction agreement and which is not includible in the gross income of an Employee under Code Section 125, 402(e)(3), 402(h), 403(b), or 457, and for Plan Years beginning on and after January 1, 2001, Code Section 132(f)(4).

(e)           “Contribution Percentage” means the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of the Matching Contributions of an Eligible Participant for the Plan Year to the extent not used to satisfy the test under Section 5.04(a) to the Compensation of the Participant for the Plan Year.  As may be necessary to satisfy the test under Section 5.05(a), and in the sole discretion of the Administrator, the Pre-Tax Contributions of a

Participant which are not necessary to meet the test under Section 5.04(a) for the Plan Year may be included in the determination of such Contribution Percentage for the Plan Year.  The Contribution Percentage for Participants shall be determined in accordance with the following:

(1)           The Contribution Percentage for any Highly Compensated Participant for the Plan Year who is eligible to make employee contributions, or to receive matching contributions, qualified nonelective contributions, or Elective Deferrals allocated to his accounts under two (2) or more plans described in Code Section 401(a) or arrangements described in Code Section 401(m), and that are maintained by a Related Company, shall be determined as if all such contributions and deferrals were made under a single plan.

(2)           In the event that the Plan satisfies the requirements of Code Section 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with the Plan, the Contribution Percentages of Eligible Participants shall be determined as if all such plans were a single plan.

(f)            “Current Plan Year” means the Plan Year for which tests given in Section 5.04 or 5.05 are being performed.

(g)           “Deferral Percentage” means for an Eligible Participant the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of Pre-Tax Contributions of the Participant for the Plan Year to the Compensation of the Eligible Participant for the Plan Year.  The Deferral Percentage for Participants shall be determined in accordance with the following:

(1)           The Deferral Percentage for any Highly Compensated Participant for the Plan Year who is eligible to make Elective Deferrals, or to receive matching contributions or qualified nonelective contributions allocated to his accounts under two (2) or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k), and that are maintained by a Related Company, shall be determined as if all such contributions and deferrals were made under a single plan.

(2)           In the event that the Plan satisfies the requirements of Code Section 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of Code Section 410(b) only if aggregated with the Plan, the Deferral Percentages of Eligible Participants shall be determined as if all such plans were a single plan.

(h)           “Elective Deferrals” means elective deferrals as defined by Code Section 402(g)(3).

(i)            “Eligible Participant” means for a Plan Year any Eligible Employee who is eligible, in accordance with Code Section 401(k), to make Pre-Tax Contributions for the Plan Year; provided, however, if so elected by the Administrator for any Plan Year beginning after December 31, 1998, any Non-Highly Compensated Employee who has not attained age twenty-one (21) or has not completed one (1) Year of Service shall not be an “Eligible Participant” for purposes of determining the Average Deferral Percentage and/or Average Contribution Percentage.

(j)            “Excess Aggregate Matching Contributions” means the total amount of Matching Contributions with respect to Highly Compensated Participants for the Plan Year which, if reduced, would result in the Plan satisfying the test under Section 5.05(a).  The Excess Aggregate Matching Contributions are determined for the group of Highly Compensated Participants under a leveling method, starting with the Participant with the highest Contribution Percentage.  The first amount of excess attributable to that Participant is the amount of said Matching Contributions which, if reduced, would result in the Contribution Percentage of the Participant being equal to the greater of (i) the Contribution Percentage of the Participant with the next highest Contribution Percentage, or (ii) the Contribution Percentage for the Participant which would result in the Plan satisfying the test under Section 5.05(a).  If the test under Section 5.05(a) is not then satisfied, the same process is repeated with the Highly Compensated Participant with the next highest Contribution Percentages until such test is satisfied.  The total amount of Excess Aggregate Matching Contributions is equal to the total of such reductions in Matching Contributions of all affected Participants after application of this Section.

(k)           “Excess Contributions” means the total amount of Pre-Tax Contributions with respect to Highly Compensated Participants for the Plan Year which, if reduced, would result in the Plan satisfying the test under Section 5.04(a).  Excess Contributions are determined for the group of Participants who are Highly Compensated Participants under a leveling method, starting with the Participant with the highest Deferral Percentage.  The first amount of excess attributable to that Participant is the amount of Pre-Tax Contributions which, if reduced, would result in the Deferral Percentage of the Participant being equal to the greater of (i) the Deferral Percentage of the Highly Compensated Participant with the next highest Deferral Percentage or (ii) the Deferral Percentage which would result in the Plan satisfying the test under Section 5.04(a).  If the test under Section 5.04(a) is not then satisfied, the same process is repeated with the Highly Compensated Participant with the next highest Deferral Percentage until such test is satisfied.  The total amount of Excess Contributions is equal to the total of such reductions in Pre-Tax Contributions of all affected Participants after application of this Section.

(l)            “Excess Deferral Amount” means the amount of Pre-Tax Contributions for a calendar year that the Participant timely claims pursuant to the following procedure:

(1)           A Participant may submit a claim on the Applicable Form to the Administrator not later than the March 1 following the close of the calendar year for which the claim for an Excess Deferral Amount is made, specifying the Excess Deferral Amount claimed by the Participant for the preceding calendar year for the Plan.

(2)           Said claim shall be accompanied by the written statement of such Participant that if such amounts are not distributed, such claimed Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 403(b), or 408(k), exceeds the limit imposed on the Participant by Code Section 402(g) for the calendar year in which the deferral occurred.

(m)          “Highly Compensated Participant” means any Participant who is a Highly Compensated Employee and who is an “eligible employee” within the meaning of Code Section 401(k) or 401(m), as the case may be.

(n)           “Non-Highly Compensated Participant” means any Participant who is not a Highly Compensated Participant and who is an “eligible employee” within the meaning of Code Section 401(k) or 401(m), as the case may be.

(o)           “Prior Plan Year” means the Plan Year immediately preceding the Current Plan Year.

Section 5.03.  Distribution of Excess Deferral Amounts.  Excess Deferral Amounts, adjusted for Allocable Income, may be distributed at the discretion of the Administrator not later than each April 15 to Participants who claim such Excess Deferral Amounts for the preceding calendar year.

Section 5.04.  Limits on Contributions Under Code Section 401(k) and Distribution of Excess Contributions.

(a)           The Plan shall be administered to satisfy the test under Code Section 401(k)(3), the regulations promulgated thereunder, and any subsequent guidance issued by the Internal Revenue Service, which are incorporated herein by reference, based on the Average Deferral Percentage for the group of Non-Highly Compensated Participants for the Prior Plan Year for the Plan Years beginning January 1, 1997 and January 1, 1998, and for the Current Plan Year for each Plan Year beginning on or after January 1, 1999.

(b)           In the event there are Excess Contributions for a Plan Year, the test under subsection (a) shall be met by distributing to each affected Participant the Excess Contributions, adjusted for Allocable Income, attributable to such Participant on or before the last day of the following Plan Year pursuant to subsection (d).  Notwithstanding anything in the Plan to the contrary, no Matching Contributions shall be made with respect to any such Excess Contributions.

(c)           The Excess Contributions shall be distributed to the group of Highly Compensated Participants under a leveling method, starting with the Participant with the highest dollar amount of Pre-Tax Contributions for the Plan Year.  The first amount of excess distributed to that Participant is the amount of said Pre-Tax Contributions which, if reduced, would result in the dollar amount of Pre-Tax Contributions of the Participant being equal to the greater of (i) the dollar amount of Pre-Tax Contributions of the Participant with the next highest dollar amount of Pre-Tax Contributions, or (ii) the dollar amount of contributions for the Participant which would result in the Plan satisfying the test under Section 5.04(a).  If the test under Section 5.04(a) is not then satisfied, the same process is repeated with the Highly Compensated Participant with the next highest dollar amount of Pre-Tax Contributions until such test is satisfied.  The Excess Contributions, adjusted for Allocable Income, shall be distributed to the affected Participants no later than the last day of the succeeding Plan Year.

(d)           The Administrator may adjust the Pre-Tax Contributions of any Highly Compensated Participant to the extent it anticipates that such adjustment is necessary to satisfy the test under Section 5.04(a).

Section 5.05.  Limits on Contributions under Code Section 401(m), and the Distribution of Excess Aggregate Matching Contributions.

(a)           The Plan shall be administered to satisfy the test under Code Section 401(m)(2), the regulations promulgated thereunder, and any subsequent guidance issued by the Internal Revenue Service, which are incorporated herein by reference, based on the Average Contribution Percentage for the group of Non-Highly Compensated Participants for the Prior Plan Year for the Plan Years beginning January 1, 1997 and January 1, 1998, and for the Current Plan Year for each Plan Year beginning on or after January 1, 1999.

(b)           In the event there are Excess Aggregate Matching Contributions for a Plan Year, such Excess Aggregate Matching Contributions to the extent Vested, adjusted for Allocable Income, shall be distributed to the affected Participants no later than the last day of the succeeding Plan Year.  To the extent Excess Aggregate Matching Contributions are not Vested, such Excess Aggregate Matching Contributions, adjusted for allocable income, shall be forfeited effective as of the last day of the Plan Year.  Any forfeiture of Excess Aggregate Matching Contributions shall be treated in accordance with Section 9.02(c).  The Excess Aggregate Matching Contributions shall be distributed to the group of Highly Compensated Participants under a leveling method, starting with the Participant with the highest dollar amount of Matching Contributions for the Plan Year.  The first amount of excess distributed to that Participant is the amount of said Matching Contributions which, if reduced, would result in the dollar amount of Matching Contributions of the Participant being equal to the greater of (i) the dollar amount of Matching Contributions of the Participant with the next highest dollar amount of Matching Contributions, or (ii) the dollar amount of Matching Contributions for the Participant which would result in the Plan satisfying the test under subsection (a).  If the test under subsection (a) is not then satisfied, the same process is repeated with the Highly Compensated Participant with the next highest dollar amount of Matching Contributions until such test is satisfied.

(c)           The determination of the Excess Aggregate Matching Contributions for the Plan Year shall be made after application of the provisions of Section 5.04 for the Plan Year.

Section 5.06.  Multiple Use Test.  The Plan shall be administered so as to comply with Code Sections 401(k) and 401(m), the regulations promulgated thereunder, and any subsequent guidance issued by the Internal Revenue Service, which are incorporated herein by reference, so as to prevent the multiple use of the alternative limitation with respect to Highly Compensated Participants.

Section 5.07.  Limitation Under Code Section 415.  Notwithstanding anything in the Plan to the contrary, the following limitations shall apply:

(a)           To the extent required under Code Section 415(c), in no event shall the “annual addition,” as defined in subsection (f), for a Participant for any Plan Year, exceed the lesser of:

(1)           Thirty Thousand Dollars ($30,000) (as increased by the Cost of Living Adjustment); or

(2)           twenty-five percent (25%) of the “compensation,” as defined in subsection (g), of such Participant received from a Related Company during the Plan Year.

(b)           The Plan shall be administered so as to comply with the limitations of Code Section 415.  Notwithstanding anything in Article IV, the Contributions on behalf of any Participant shall be reduced to the extent necessary to comply with such limitations. For limitation years beginning on or after January 1, 2000, any benefit limitations applied pursuant to Code Section 415(e) shall no longer apply for Employees or Former Employees who are Participants with an account balance under the Plan on or after January 1, 2000.

(c)           Notwithstanding anything in subsection (a) to the contrary, to the extent permitted under Code Section 415, the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1986, or the Technical and Miscellaneous Revenue Act of 1988, the annual additions and annual benefit of a Participant shall be adjusted so as to produce the maximum annual benefit and maximum annual additions for such Participant under Code Section 415.

(d)           For purposes of this Section and subject to Code Section 415(h), all defined contribution plans of a Related Company are to be treated as a single defined contribution plan, and all Related Companies shall be considered as a single employer.

(e)           If the annual addition for a Participant under the Plan, determined without regard to the limitation under subsection (a), would have been greater than the annual addition for such Participant as limited by subsection (a), then the excess, if due to a reasonable error in estimating compensation, a reasonable error in determining the amount of Pre-Tax Contributions, the allocation of forfeitures, or such other circumstances as found by the Secretary of the Treasury to justify application of this subsection, shall be reduced, to the extent necessary to satisfy such limitation, in the following priority, by:

(1)           distributing to the Participant any Pre-Tax Contributions of the Participant for the Plan Year to the extent not matched by Matching Contributions under Section 4.03, as adjusted for any gains or losses allocated thereto; and

(2)           distributing to the Participant any remaining Pre-Tax Contributions of the Participant for the Plan Year, as adjusted for any gains or losses allocated thereto, and forfeiting any related Matching Contributions under Section 4.03; and

(3)           reducing any remaining Excess Contribution attributable to Matching Contributions under Section 4.03, without any allocation of gain or loss thereto, in the Accounts of the Participant to be used to reduce Matching Contributions in the next Limitation Year and each succeeding Limitation Year if necessary.

(f)            For purposes of this Section, “annual addition” means the annual addition as defined in Code Section 415(c) and as modified in Code Section 415(l)(1) and 419A(d)(2).  In general, Code Section 415(c) defines the annual addition as the sum of the following amounts credited to a Participant’s accounts for the limitation year under this Plan and any other plan maintained by a Related Company:

(1)           employer contributions;

(2)           employee contributions; and

(3)           forfeitures.

Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by a Related Company are treated as annual additions to a defined contribution plan.  Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by a Related Company are treated as annual additions to a defined contribution plan.

(g)           For purposes of this Section, “compensation” means compensation as defined in Code Section 415(c)(3).  In general, Code Section 415(c)(3) defines compensation as all of a Participant’s wages within the meaning of Code Section 3401(a) and all other payments of compensation to an employee by his employer in the course of the employer’s trade or business) for which the employer is required to furnish the employee a written statement under Code Section 6041(d), 6051(a)(3), and 6052, determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)); provided, however, for Plan Years beginning after December 31, 1997, compensation shall also include the amount of any elective deferrals, as defined in Code Section 402(g)(3), and any amount contributed or deferred by the employer at election of the employee and which is not includible in the gross income of the employee by reason of Code Section 125 or 457, and for Plan Years beginning on and after January 1, 2001, Code Section 132(f)(4).

Section 5.08.  Priority of Limitations.  The provisions of Sections 5.03, 5.04, 5.05, and 5.07 shall be applied in the following order: (i) Section 5.03; (ii) Section 5.04; (iii) Section 5.05; and (iv) Section 5.07.

ARTICLE VI.

ACCOUNTING

Section 6.01.  Participant Accounts.  The Administrator shall establish and maintain adequate records to reflect the Accounts of each Participant and beneficiary.  Credits and charges shall be made to such Accounts pursuant to the Plan to reflect additions, distributions, and withdrawals and the following provisions of this Article to reflect gains or losses.  Each Participant shall have a separate Pre-Tax Contribution Account, Matching Account, Profit

Sharing Account, and Rollover Account.  The maintenance of individual accounts is for accounting purposes only, and a segregation of Plan assets to each Account shall not be required.

Section 6.02.  Valuation.

(a)           As of the last Valuation Date in each Plan Year, the Trustee shall determine the fair market value of the Trust Fund and each separate Fund in accordance with the Trust Agreement.  On any other Valuation Date, the Trustee may determine the fair market value of the Trust Fund or any separate Fund, as the Trustee deems appropriate.  Based on such valuation, the Administrator shall determine the value of the Accounts of each Participant.

(b)           The value of an Account as of any date shall be the value of the Account as of the most recent Valuation Date after all adjustments and allocations as of such Valuation Date, increased by the amount of any Contributions allocated to the Account after such Valuation Date and reduced by the amount of any payments or withdrawals made from the Account after such Valuation Date.

ARTICLE VII.

BENEFITS

The Accounts of a Participant shall be distributed pursuant to this Article VII.  Notwithstanding the prior sentence, for purposes of the optional forms of benefit available for Preserved Accounts with a distribution commencement date that is prior to July 1, 2002 or, if later, the ninetieth (90th) day after the date the Participant has been furnished a summary that reflects this restatement and that satisfies the requirements of 29 CFR 2520.104b-3, a Participant shall be entitled to all optional forms of benefit as described in the provisions of the Plan in effect immediately prior to this January 1, 2003 restatement of the Plan.

Section 7.01.  Timing and Form of Distribution

(a)           If a Participant Retires, Terminates Employment, or dies, his Vested Accounts shall be paid in a lump sum as provided in this Section.

(b)           If the present value of the Participant’s Vested Accounts does not exceed Five Thousand Dollars ($5,000) at the time of distribution, his Vested Accounts shall be paid to the Participant or his designated beneficiary in a lump sum as soon as administratively feasible on or after the date the Participant Retires, Terminates Employment, or dies, as applicable.  The determination of whether a distribution may be made pursuant to this subsection shall be made when a Participant or beneficiary is first eligible to receive a distribution under the Plan, and if applicable, at such later date or dates as determined by the Administrator in its sole discretion.

(c)           If the present value of the Participant’s Vested Accounts exceeds Five Thousand Dollars ($5,000) at the time of distribution, his Vested Accounts shall be distributed at the time elected by the Participant or his designated beneficiary on the Applicable Form, subject to the requirements of Sections 7.02 and 7.08 and any other legal requirements.  The determination of whether a distribution may be made pursuant to this subsection shall be made when a Participant or beneficiary is first eligible to receive a distribution under the Plan, and if applicable, at such later date or dates as determined by the Administrator in its sole discretion.  An election of no benefit distribution is deemed to be made by a Participant if the Participant receives a distribution packet and does not make an affirmative distribution election.

(d)           In the event of death, a distribution under subsection (b) or (c) shall not occur until the Administrator is in receipt of all necessary information to process the distribution and is able to determine the appropriate beneficiary.

(e)           If the distribution to a Participant under subsection (b) or (c) is less than his entire Account, and it occurs before the Account is one hundred percent (100%) Vested, then until the Participant incurs (i) prior to January 1, 2002, five (5) consecutive Breaks in Service, or (ii) on and after January 1, 2002, a five (5) year Period of Severance, the Vested portion of the Account shall be the amount (“X”) determined by the formula:  X=P(AB+(RxD))-(RxD), where P is the Vested percentage at any relevant time; AB is the balance of the Account at the relevant time; D is the amount of the distribution; and R is the ratio of the balance of the Account at the relevant time over the balance of the Account after the distribution.

Section 7.02.  Notice and Consent Requirements.

(a)           At least thirty (30) days and not more than ninety (90) days before the distribution to a Participant or beneficiary pursuant to Section 7.01(b), the Administrator shall provide the Participant or beneficiary with notice of his right to make a direct rollover (as permitted under Section 7.04), unless otherwise waived by the Participant or beneficiary pursuant to subsection (c).

(b)           A Participant or beneficiary shall notify the Administrator of the date as of which he wishes for distribution of his Vested Account to be made pursuant to Section 7.01(c) above within ninety (90) days before the designated distribution date.  After receipt of such notice from the Participant or beneficiary and at least thirty (30) days before the distribution date designated by the Participant or beneficiary, unless otherwise waived by the Participant or beneficiary pursuant to subsection (c), the Administrator shall provide the Participant or beneficiary (i) who has not attained age sixty-five (65) with an explanation of his right to defer receipt of the distribution (if permitted under Section 7.08) and (ii) notice of his right to make a direct rollover (as permitted under Section 7.04).  Distribution of the Vested Accounts of a Participant or beneficiary shall not be made before the Participant or beneficiary elects such distribution, except as required under Section 7.08, which election must be made in writing after receipt of the explanation and notice under (i) and (ii) respectively from the Administrator described in the preceding sentence and within ninety (90) days before the designated distribution date.

(c)           Distribution may commence fewer than thirty (30) days after the direct rollover notice in subsection (a) and (b), and the distribution explanation in subsection (b) is given to the Participant or beneficiary; provided that (i) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving such notice and explanation to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option) or a direct rollover, as applicable, and (ii) the Participant, after having received such notice, affirmatively elects to receive a distribution.

Section 7.03.  Beneficiaries.

(a)           The primary beneficiary of a married Participant shall be his spouse, unless he designates a different primary beneficiary under subsection (b).

(b)           Each Participant may designate on the Applicable Form one or more primary and contingent beneficiaries to receive any death benefits payable under the Plan on his death.  Each such designation may be revoked, amended, or changed by the Participant by notice in writing on the Applicable Form to the Administrator.  The designation of a beneficiary other than the spouse of such Participant shall not be effective unless:

(1)           the consent of the spouse of the Participant (i) is obtained on the Applicable Form, (ii) acknowledges the effect of the election, (iii) applies only to a specific beneficiary designation which may not be changed without spousal consent (or the consent of the spouse expressly permits future elections by the Participant without any requirement of further consent by the spouse), and (iv) is witnessed by an authorized representative of the Administrator, or by a notary public; or

(2)           the Participant establishes to the satisfaction of the Administrator, in its sole discretion, that the consent under paragraph (1) cannot be obtained because (i) the Participant has no spouse, (ii) the spouse of the Participant cannot be located, or (iii) of such other circumstances as the Secretary of the Treasury by regulation may prescribe.

Any consent by a spouse of a Participant, or establishment that consent of such spouse cannot be obtained, shall be effective only with respect to such spouse.

(c)           In the absence of a designation by the Participant pursuant to subsection (b), or if all designated beneficiaries predecease the Participant, the benefits, if any, shall be paid to the spouse of the Participant, if living at the time of the death of the Participant, or if no such spouse is then living, to the estate of the Participant.

Section 7.04.  Plan Distributions and Withholding Requirements.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.  The following definitions shall apply to this Section:

(a)           An “Eligible Rollover Distribution” is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or (iv) on and after January 1, 1999, an Eligible Rollover Distribution does not include hardship withdrawals, as defined in Code Section 401(k)(2)(B)(i)(IV), which are attributable to the elective contributions of a Participant under Treasury Regulations Section 1.401(k)-1(d)(2)(ii).

(b)           An “Eligible Retirement Plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the Distributee’s Eligible Rollover Distribution; provided, however, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is such an individual retirement account or individual retirement annuity.

(c)           A “Distributee” includes an employee or former employee.  In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

(d)           A “Direct Rollover” is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Section 7.05.  Direct Transfer from Another Plan.

(a)           A direct transfer to the Trustee of this Plan from the trustee of another plan that is qualified under Code Section 401(a) shall be made in connection with the merger of such other plan into this Plan or the transfer under Code Section 414(l) of the benefit of any Participant who was a participant under such other plan.  Any such direct transfer must be made directly by the trustee or other funding agent of the other plan rather than by the Participant and shall only be made in cash.

(b)           A direct transfer made pursuant to this Section 7.05 shall be recorded in the Accounts of a Participant with like sources.  The direct transfer shall be invested in the Fund or Funds as elected by Participant on an Applicable Form prior to the direct transfer.  It is noted that separate accounting may be maintained with respect to any amounts transferred to this Plan pursuant to this Section 7.05.

(c)           Effective as of February 5, 2001, the Aqua Plan was merged into this Plan in compliance with the requirements under Code Section 414(l).  At the time of such merger all active and deferred vested participants under the Aqua Plan were one hundred percent (100%) vested in all of their Aqua Clear Account balances under this Plan.  All monies were directly transferred into this Plan into like sources.

Section 7.06.  Direct Transfer to Another Plan.

(a)           A direct transfer to the trustee of another Plan from the Trustee of this Plan that is qualified under Code Section 401(a) shall be made in connection with the merger of this Plan or spinoff of a portion of this Plan into another plan or the transfer under Code Section 414(l) of the benefits of any Participant under this Plan.  Any such direct transfer must be made directly by the Trustee or other funding agent of this Plan rather than by the Participant.

(b)           A direct transfer may be made in cash or property; provided, however, that the trustees of the other Plan may have the right to reject a direct transfer if the assets are in a form inconsistent with the investment philosophy of that trustee.  Alternatively, that trustee may have the authority to convert noncash transferred assets to cash, securities or other investments.  Any expenses incurred in converting such assets shall be paid from the assets received in the direct transfer.

(c)           A direct transfer made pursuant to this Section 7.06 shall be recorded as agreed to by the plan administrators and trustees of both plans.

(d)           Specifically, a direct transfer of assets and liabilities meeting the requirements of Code Section 411(d)(6) occurred as follows:

(1)           Effective October 7, 1998, all assets and liabilities were transferred for active and former Participants employed by Octel America, Inc. from this Plan to the Octel America, Inc. 401(k) Retirement Savings Plan, with all Account balances at the time of transfer being one hundred percent (100%) Vested.  All such active and former Participants under this paragraph (1) ceased to be eligible for Contributions under the Plan as of May 22, 1998, the effective date of the divestiture.

(2)           Effective August 2, 1999, all assets and liabilities were transferred for active and former participants employed by QO Chemicals, Inc. from this Plan to the Penn Specialties Chemical, Inc. Employees’ Savings Plan, with all Account balances at the time of transfer being one hundred percent (100%) Vested.  All such active and former Participants under this paragraph (2) ceased to be eligible for Contributions under the Plan as of June 29, 1999, the effective date of the divestiture.

(3)           Effective August 1, 2000, all assets and liabilities were transferred for active Participants employed by OSCA from this Plan to the OSCA, Inc. Savings Plan, with all Account balances at the time of transfer being one hundred percent (100%) Vested.  The assets and liabilities of former Participants, who had been employed by OSCA but were no longer active Participants as of August 1, 2000, continue to be held under this Plan.  All Participants under this paragraph (3) ceased to be eligible for Contributions under the Plan as of June 15, 2000, the effective date of the divestiture.

(4)           Effective December 13, 2001, all assets and liabilities were transferred for active and former participants employed by NSC Technologies, from this Plan to the Albany Molecular Research, Inc. 401(k) & Profit Sharing Plan, with all Account balances at the time of transfer being one hundred percent (100%) Vested.  All such active and former Participants under this paragraph (4) ceased to be eligible for Contributions under the Plan as of October 31, 2001, the effective date of the divestiture.

Section 7.07.  Merger, Consolidation of Plans, or Transfer of Plan Assets.  In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in the Plan shall be entitled to a benefit (as if the Plan had been terminated) immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (as if the Plan had been terminated).

Section 7.08.  Other Distribution Rules Imposed by Federal Law.  Notwithstanding any provision of this Plan to the contrary, any distribution under the Plan shall be made in accordance with Code Section 401(a)(9) and the regulations promulgated thereunder and shall comply with the following rules in this Section:

(a)           Unless a Participant elects otherwise, the payment of his benefits under the Plan must begin not later than the sixtieth (60th) day after the end of the Plan Year in which occurs the latest of (i) the Participant’s sixty-fifth (65th) birthday, (ii) the tenth (10th) anniversary of the Plan Year in which the Participant began participation in the Plan, (iii) the Participant’s Termination of Employment or Retirement, or (iv) a date specified in an election by the Participant as provided under Section 7.01(c).

(b)           To the extent required by Code Section 401(a)(9) and the regulations promulgated thereunder, payment of the Accounts of a Participant shall begin not later than the “required beginning date.”  For purposes of this Section, “required beginning date” means April 1 of the calendar year following the later of (i) the calendar year in which the Participant reaches age seventy and one-half (70-1/2), or (ii) the calendar year in which the Participant Retires; provided, however, for a Participant who is a five percent (5%) owner, as defined in Code Section 416, “required beginning date” means April 1 of the calendar year following the calendar year in which the Participant reaches age seventy and one-half (70-1/2), regardless of whether he has Retired.

(c)           With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary.  This subsection (d) shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

Section 7.09.  In-Service Withdrawals.

(a)           A Participant who has not Terminated Employment or Retired may request on the Applicable Form, for reason of financial hardship as defined under regulations of the Internal Revenue Service, to withdraw in cash all or part of his Pre-Tax Contribution Account, excluding any earnings of the Trust Fund allocated to such Pre-Tax Contribution Account after December 31, 1988, his Rollover Account, and the Vested portion of his Matching Account; provided, however, no portion of a Participant’s Accounts that has been pledged as security for a loan pursuant to Section 8.02(h), nor shall any Profit Sharing Account be available for a withdrawal under this subsection (a).  Such withdrawal may also include all or a portion of his Accounts eligible for withdrawal under this Section 7.09 that has been invested in Company Stock pursuant to the Participant’s election under Section 11.02 but shall not include all or a portion of his Accounts that have been contributed in Company Stock pursuant to Section 4.03.  Such a request must be on the Applicable Form.  Any withdrawal pursuant to this Section shall be taken on a pro rata basis from the investment Funds in which the Accounts are invested pursuant to the Participant’s election.  The request shall be approved only if it satisfies all the requirements of this Section.

(b)           A withdrawal for reason of financial hardship must be on account of:

(1)           expenses for medical care as described in Code Section 213(d) incurred by the Participant, his spouse, or any dependent of the Participant as defined in Code Section 152 or expenses necessary for such persons to obtain such medical care;

(2)           purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)           payment of tuition, room and board expenses, and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or any dependents of the Participant as defined in Code Section 152;

(4)           the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the principal residence of the Participant; or

(5)           such other financial circumstances as declared by the Commissioner of Internal Revenue to constitute immediate and heavy financial need under Code Section 401(k) or the regulations thereunder.

(c)           Any withdrawal for reason of financial hardship must satisfy all of the following requirements:

(1)           The distribution may not be in excess of the amount of the immediate and heavy financial need of the Participant.  The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local taxes or penalties reasonably anticipated to result from the distribution.

(2)           The Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Related Companies.

(3)           The Pre-Tax Contributions of the Participant under Section 4.02 of the Plan and any elective contributions or employee contributions of the Participant under any other plan maintained by an Employer, except for employee contributions under a health or welfare benefit plan, including one that is part of a cafeteria plan under Code Section 125, shall be suspended for twelve (12) months after receipt of any withdrawal.  The Participant must submit an Applicable Form to elect to resume Pre-Tax Contributions following the period of suspension.

(4)           The Participant may not make Pre-Tax Contributions under the Plan or elective contributions under any other plans (excluding health and welfare benefit plans) maintained by an Employer for the taxable year of the Participant immediately following the taxable year of the hardship withdrawal in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Pre-Tax Contributions and elective contributions of the Participant for the taxable year of the hardship withdrawal.

(d)           The request by a Participant for a withdrawal shall specify the reason of the financial hardship, specify the amount the Participant wishes to withdraw to meet the need caused by the financial hardship, and state the need cannot be met:

(1)           through reimbursement or compensation by insurance or otherwise;

(2)           by reasonable liquidation of the assets of the Participant, to the extent such liquidation would not itself cause an immediate and heavy financial need;

(3)           by cessation of Pre-Tax Contributions under the Plan; or

(4)           by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employers or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

The Administrator shall determine whether financial hardship exists, and its determination shall be final and conclusive.  Denial of a withdrawal request shall be made in accordance with the claims procedure of the Plan.  In making this determination, the Administrator may rely on the representation by the Participant that the need cannot be met by any of the aforementioned resources or from any other resources that are reasonably available to the Participant.  For purposes of this Section, the resources of the Participant include those assets of the spouse of the Participant and the minor children of the Participant that are reasonably available to the Participant.  The determination of whether resources are reasonably available to the Participant is to be made on the basis of all relevant facts and circumstances.  If the Administrator requires further information in order to determine whether financial hardship exists, it may request this information.

(e)           The Administrator shall apply uniform and nondiscriminatory standards in administering the provisions of this Section.

(f)            As of any date after a Participant attains age fifty-nine and one-half (59-1/2), he may request a withdrawal of all or any part of his Pre-Tax Contribution Account, Rollover Account, the Vested portion of his Profit Sharing Account, and the Vested portion of his Matching Account; provided, however, no portion of a Participant’s Accounts that has been pledged as security for a loan pursuant to Section 8.02(h) shall be available for a withdrawal under this subsection (f).  Such withdrawal may include all or a portion of his Accounts that has been contributed in Company Stock pursuant to Section 4.03 or invested in Company Stock pursuant to the Participant’s election under Section 11.02.  Only one (1) such request shall be permitted in any calendar year and must be made on the Applicable Form filed with the Administrator.  A distribution under this subsection (f) shall be distributed as soon as administratively feasible.

Section 7.10.  Charge or Discount.  If any charge or discount is incurred by the Trustee as an incident to the payment of any benefits hereunder, such charge or discount shall be charged against the benefits of the Participant or beneficiary to which the same relates.

Section 7.11.  Persons Under Legal Disability.  If the Administrator is advised in writing that any benefit is payable to a minor or other person under a legal disability, the Administrator may direct that such payments be made to the legal guardian of such person or to such other person or organization as a court of competent jurisdiction may direct in full satisfaction of any payment due under the Plan.

Section 7.12.  Voting of Shares in Company Stock Fund.  With respect to the prorata interest of a Participant in any investment Fund that holds shares (and fractional shares) of common stock of the Company each Participant, as a named fiduciary, shall have the right to direct the Trustee as to the manner of voting and the exercise of all other rights which a shareholder of record has with respect to the Participant’s pro rata interest in such investment Fund (including, but not limited to, the right to sell or retain such shares in a public or private tender or exchange offer).  In the event that a Participant shall fail to direct the Trustee as to the manner of voting of his pro rata interest in such investment Fund or as to the exercise of other rights in respect of such shares, such shares shall not be voted and no exercise of such rights shall be made.

ARTICLE VIII.

PLAN LOANS

Section 8.01.  Plan Loans.

(a)           Any “party in interest,” as defined in ERISA Section 3(14), may apply on the Applicable Form to the Administrator for a loan from the balance of his Vested Accounts under the Plan pursuant to this Article and such other procedures as may be established by the Administrator; provided, however, a Participant who is an OSCA Employee may not borrow from his Profit Sharing Account.  Such loans will be available to all such Participants and beneficiaries on a uniform and nondiscriminatory basis.  Such loans will not be made available to

Highly Compensated Employees, officers, or shareholders in an amount greater than the amount made available to other Participants, as determined in accordance with ERISA and the Code.

(b)           The amount of such loan, when added to the outstanding balance of all other loans from the Plan, shall not exceed the lesser of:

(1)           Fifty Thousand Dollars ($50,000), reduced by the excess, if any, of the highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the date on which the loan is made, over the outstanding balance of loans from the Plan on the date on which such loan is made; or

(2)           one-half (1/2) of the Vested Accounts of the Participant under the Plan.

For purposes of the above limitations, all loans from all plans of the Related Companies shall be aggregated.  Notwithstanding the foregoing, the minimum amount of a loan shall be One Thousand Dollars ($1,000).  The amount of a loan may also include all or a portion of the Participant’s Accounts eligible for a loan under this Section 8.01 that has been invested in Company Stock pursuant to the Participant’s election under Section 11.02 but shall not include all or any portion of the Participant’s Accounts that have been contributed in Company Stock pursuant to Section 4.03.

Section 8.02.  Terms and Conditions.  The loan program described in this Article shall be administered by the Administrator.  All loans under Section 8.01 shall comply with the loan rules established by the Administrator and incorporated herein:

(a)           All loans shall be subject to the approval of the Administrator which shall investigate each application for a loan.

(b)           An eligible Participant or beneficiary may apply for a loan by completing the Applicable Forms.  No more than one (1) loan may be outstanding at any time for a Participant or beneficiary.  Prior to August 14, 2001, a Participant or beneficiary shall be required to wait at least ninety (90) days after the repayment of any prior loan before making application for another loan.

(c)           Each loan shall be amortized on a substantially level basis with payments not less frequently than quarterly.  The period of repayment shall not exceed four (4) years (fifteen (15) years in the event the loan is for purchase or construction of the Participant’s principal residence); provided, however, the term of the loan shall not extend beyond the earlier of (i) in the case of a distribution which begins after the date of the loan, the date such distribution of the Accounts under Article VII begins; provided, however, a withdrawal for reason of financial hardship pursuant to Section 7.09 shall not be taken into account under this subsection unless the amount withdrawn from the Accounts of the Participant affects the security of the loan, (ii) the date of distribution or separation of the Accounts pursuant to a qualified domestic relations order under Code Section 414(p) or any portion of the Accounts if the amount distributed or separated from the Accounts of the Participant pursuant to such order affects the security of the loan, (iii) the date a Participant Terminates Employment or Retires, unless the Participant is a party in interest immediately after such Termination of Employment or Retirement, or (iv) the date of a default on the loan.

(d)           Participants on a leave of absence or a temporary/nonpermanent layoff may initiate a loan, under the Plan, subject to the terms and conditions of this Article.

Loan repayments may continue during a leave of absence or a temporary/nonpermanent layoff and shall be made through payroll deduction for a paid leave of absence or paid temporary/nonpermanent layoff or, if permitted as described in the next sentence and if elected by the Participant, may be paid by check by the Participant.  In the event of a leave of absence or temporary/nonpermanent layoff (i) without pay from a Related Company, (ii) at a rate of pay (after income and employment taxes withholding) from a Related Company that is less than the amount of loan repayments required under the term of the loan, or (iii) with long-term disability payments or workers’ compensation payments paid from an unrelated third party, a Participant who wishes to continue loan repayments must repay the loan by delivering a check payable to the Participant’s Employer in substantially equal installment payments as would have been deductible from the Participant’s pay.

Notwithstanding subsection (c), loan repayments may be suspended during a Participant’s leave of absence or temporary/nonpermanent layoff if (i) such leave or layoff is either without pay from a Related Company or at a rate of pay (after income and employment tax withholding) that is less than the amount of the loan repayments required under the term of the loan or (ii) long-term disability payments or workers’ compensation payments are received from an unrelated third party.  Such suspension shall be for a period of not longer than one (1) year, with such one (1) year period commencing with the later of (i) the beginning date of such leave of absence or temporary/nonpermanent layoff, or (ii) the date of the loan.  Notwithstanding the foregoing, the loan must be repaid in full not later than four (4) years (fifteen 15 years in the event the loan is for purchase or construction of the Participant’s principal residence) after the date of the loan.  Loan repayments due after the leave of absence or temporary/nonpermanent layoff ends (or if earlier, after the first year of the leave of absence or temporary/nonpermanent layoff) shall be (i) reamortized on a substantially level basis with payments not less frequently than quarterly, or (ii) paid in a lump sum payment in the amount of the suspended loan repayments.

(e)           Loan repayments shall be suspended under the Plan as permitted under Code Section 414(u) and USERRA.  If a Participant or beneficiary has an outstanding loan(s) during the period when performing service in the uniformed services, (i) loan payments shall be suspended during such period, (ii) the time for repayment of such loan(s) shall be extended for a period of time equal to the period when performing service in the uniformed services, (iii) loan payments shall resume upon the completion of such military service, and (iv) the frequency and amount of the periodic installments following the period of such military service shall not be less than the frequency and amount of the periodic installments required under the terms of the original loan.

(f)            The Participant or beneficiary receiving the loan shall make the required repayments in accordance with the loan agreement.

(g)           Rates of interest shall be the effective annual rate equal to the prime rate of interest plus one percent (1%) charged by persons in the business of lending money for loans that would be made under similar conditions as loans made under the Plan (or such other commercially reasonable rate determined from time to time by the Administrator in accordance with ERISA) at the time the loan application is received by the Administrator from the Participant or beneficiary.

(h)           Each loan shall be adequately secured.  The Plan shall have a security interest in the Accounts of the Participant; provided however, such security interest of the Plan shall not exceed fifty percent (50%) of the value of such Accounts, at the inception of the loan, or from time to time thereafter, whichever is greater.

(i)            The Administrator may declare a loan in default no later than the last day of the calendar quarter following the calendar quarter in which the Participant fails to make a payment, unless the Participant pays the amount due plus accrued interest prior to such date.

(j)            If the Participant or beneficiary is in default, the Rollover Account, Profit Sharing Account, and Matching Account of the Participant may in the discretion of the Administrator be applied against the outstanding loan to the extent necessary to fully repay the same.  In the event the loan remains outstanding after application of the Accounts in the preceding sentence, the Pre-Tax Contribution Account of the Participant may in the discretion of the Administrator be applied against the outstanding loan provided that the Participant (i) is age fifty-nine and one-half (59-1/2), (ii) is deceased, (iii) is Disabled, or (iv) has Terminated Employment or Retired.

(k)           No distributions or in-service withdrawals to a Participant or beneficiary shall be made prior to repayment of all outstanding loans, except as provided in subsection (c) and Section 7.09 for financial hardship distributions; provided, however, if there is a distributable event with respect to the Participant, the Vested Accounts of the Participant shall be applied against such outstanding loans to the extent necessary to fully repay the same.  A default is a distributable event, to the extent permitted by the Code.

(l)            The Participant or beneficiary may repay in a form acceptable to the Administrator and without penalty, the entire outstanding principal balance of the loan and accrued interest to date of repayment.

(m)          If the Company sells any Related Company that has adopted this Plan to a third party and if at the time of the sale Participants who are employed by the Related Company have loans outstanding under this Plan, such Participants shall be allowed to repay the loan in full.

(n)           The Administrator or its designee shall approve any loan application which satisfies the requirements set forth in this Article.  Denial of a loan shall be made in accordance with the claims procedure of the Plan.

(o)           Any loan to a Participant or beneficiary shall be considered to be a separate asset of the Trust Fund segregated for the benefit of such Participant.  The interest and principal paid on the loan shall be credited to the Account or Accounts of the Participant on a pro rata basis and invested pro rata in such Fund or Funds as elected by the Participant pursuant to Section 11.02.  The loan proceeds shall be taken pro rata from such Fund or Funds as elected by the Participant or beneficiary on the Applicable Form in effect on the date of the loan.

(p)           The Administrator may establish and charge a processing fee with respect to any loan.  Such fee shall be paid by the Participant or beneficiary to the Administrator.

ARTICLE IX.

VESTING

Section 9.01.  Vesting Standards.

(a)           A Participant shall be one hundred percent (100%) Vested in his Pre-Tax Contribution Account and Rollover Account at all times.

(b)           A Participant who has not Terminated Employment or Retired shall be one hundred percent (100%) Vested in his Matching Account and Profit Sharing Account on and after the earlier of reaching age sixty-five (65), becoming Disabled, or death.

(c)           A Participant shall be Vested in his Matching Account in the following percentages as of the completion of the following Years of Service:

Number of Years of Service		Vested Percentage

Less than	2	0%
	2	20%
	3	40%
	4	60%
	5	80%
	6 or more	100%

(d)           Notwithstanding anything in subsection (c) to the contrary, each Participant shall be one hundred percent (100%) Vested in any Aqua Clear Account on and after February 5, 2001.

(e)           Notwithstanding anything in this Section to the contrary, a Participant shall be one hundred percent (100%) Vested in his Matching Account and any Profit Sharing Account, as provided under Section 7.06(d).

(f)            Service shall be credited for Vesting purposes pursuant to Section 2.01(fff).

(g)           A Plan amendment changing any Vesting schedule under the Plan shall not affect the Vested portion of a Participant’s Accounts (determined as of the day prior to the later of the day such amendment is adopted, or the day such amendment becomes effective).  Each

Participant having not less than three (3) Years of Service shall be permitted to elect on an Applicable Form, within a reasonable period after the adoption of such amendment, to have his Vested Accounts computed under the Plan without regard to such amendment.  The reasonable period shall end no earlier than the latest of the following dates (i) the date that is sixty (60) days after the day the amendment is adopted, (ii) the date that is sixty (60) days after the day the amendment becomes effective, or (iii) the date that is sixty (60) days after the day the Participant is issued written notice of the amendment by the Employer or Administrator.

Section 9.02.  Forfeitures.

(a)           Except as otherwise provided in subsection (b), the non-Vested Accounts of a Participant shall be forfeited at the time he incurs (i) prior to January 1, 2002, five (5) consecutive Breaks in Service, or (ii) on and after January 1, 2002, a five (5) year Period of Severance.

(b)           Upon distribution of the entire Vested Accounts of a Participant before the end of the second Plan Year following the Plan Year in which the Participant Terminates Employment, his non-Vested Accounts shall be forfeited.  If at the time a Participant Terminates Employment, his Accounts are entirely non-Vested, he shall be deemed to have received a distribution of his Vested Accounts upon Termination of Employment, and his non-Vested Accounts shall be forfeited.  If a former Participant whose non-Vested Accounts are forfeited pursuant to this subsection is reemployed by the Employer, the forfeited amounts shall be restored, provided that if the Participant received a distribution described in the first sentence of this subsection, he repays to the Trust the full amount distributed to him before the date on which he incurs (i) prior to January 1, 2002, five (5) consecutive Breaks in Service, or (ii) on and after January 1, 2002, a five (5) year Period of Severance, after the date of the distribution.  Amounts restored shall come from Trust income and, to the extent necessary, forfeitures.  If Trust income and forfeitures are insufficient to restore the forfeited amounts, the Employer shall make an additional contribution sufficient to restore the forfeited amount.  This additional contribution shall not constitute an annual addition under Code Section 415.

(c)           Amounts forfeited during a Plan Year shall be held unallocated until they are used as provided in this subsection; provided, however, forfeited amounts arising from a Participant’s Profit Sharing Account shall be allocated to the Profit Sharing Account of each remaining Participant who is an OSCA Employee in the same proportion that the OSCA Employee’s Compensation for the Plan Year bears to the total Compensation of all OSCA Employees who are Participants for such Plan Year.  Forfeited amounts shall be used to offset expenses incurred in the administration of the Plan as allowed by law and, to the extent not needed to offset expenses, to reduce Employer contributions required under Section 4.03.

ARTICLE X.

ADMINISTRATION OF THE PLAN

Section 10.01.  Administrator.

(a)           The Administrator shall serve as the administrator of the Plan within the meaning of ERISA.  The Administrator shall have the authority to control and manage the operation and administration of the Plan and shall be the named fiduciary of the Plan.  The Administrator is authorized to accept service of legal process.

(b)           The Administrator shall have such power and authority (including discretion with respect to the exercise of that power and authority) as may be necessary, advisable, desirable, or convenient to enable the Administrator to carry out its duties under the Plan.  By way of illustration and not limitation, the Administrator is empowered and authorized:

(1)           to make rules and regulations with respect to the Plan not inconsistent with the Plan, the Code, or ERISA and to amend or rescind such rules and regulations;

(2)           to determine, consistently therewith, all questions of law or fact that may arise as to the eligibility, benefits, status, and rights of any person claiming benefits or rights under the Plan, including without limitation, Participants, former Participants, surviving spouses of Participants, beneficiaries, Employees, and former Employees;

(3)           to direct the Trustee to make payments from the Trust Fund to Participants, their beneficiaries, and other persons as the Administrator may determine; and

(4)           subject to and consistent with the Code and ERISA, to construe and interpret the Plan and to correct any defects, supply any omissions, or reconcile any inconsistencies in the Plan.

(c)           Benefits under the Plan shall be paid only if the Administrator decides, in its sole discretion, that the applicant is entitled to such benefits.

(d)           Any action by the Administrator, which is not found to be an abuse of discretion, shall be final, conclusive, and binding on all individuals affected thereby.  The Administrator may take any such action in such manner and to such extent as the Administrator in its sole discretion may deem expedient and the Administrator shall be the sole and final judge of such expediency.

Section 10.02.  Claims Procedure.

(a)           Any person who believes that he is entitled to any benefits under the Plan shall present such claim in writing to the Administrator.  The Administrator shall within ninety (90) days provide adequate notice in writing to any claimant as to the decision on any such claim.  If such claim has been denied, in whole or in part, such notice shall set forth (i) the specific reasons for such denial, (ii) specific reference to any pertinent provisions of the Plan on which denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) an explanation of the review procedure for the Plan.  Such notice shall be written in a manner calculated to be understood by the Participant.  Within sixty (60) days after receipt by the claimant of notification of denial, the claimant shall have the right to present a written appeal to the Administrator.  If such appeal is not filed within said sixty (60) day period, the decision of the Administrator shall be final and binding.  The Administrator shall act as a fiduciary in making a full and fair review of such denial.  The claimant or his duly authorized representative may review any Plan documents which are pertinent to the claim and may submit issues and comments to the Administrator in writing.

(b)           A decision by the Administrator shall be made promptly, and in any event not later than sixty (60) days after its receipt of the appeal; provided, however, if the Administrator decides a hearing at which the claimant or his duly authorized representative may be present is necessary and such a hearing is held, such decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after its receipt of the appeal.  Any such decision of the Administrator shall be in writing and provide adequate notice to the claimant setting forth the specific reasons for any denial and written in a manner calculated to be understood by a Participant.  Any such decision by the Administrator shall be final.  All claims procedures shall be governed by the regulations promulgated by the Secretary of Labor.

Section 10.03.  Employment of Consultants.  The Administrator or a fiduciary named by the Administrator may employ one (1) or more persons to render advice with regard to their respective responsibilities under the Plan.

Section 10.04.  Delegation by Administrator.  The Administrator may from time to time delegate to an individual, committee, or organization certain of its fiduciary responsibilities under the Plan.  Any such individual, committee, or organization shall remain a fiduciary until such delegation is revoked by the Administrator, which revocation may be without cause and without advance notice.  To the extent permitted under ERISA, such individual, committee, or organization shall have such power and authority with respect to such delegated fiduciary responsibilities as the Administrator has under the Plan.  The Administrator shall not be liable for any act or omission of such fiduciary in carrying out such responsibility, except as may be otherwise provided in ERISA.

Section 10.05.  Qualified Public Accountant.  If required under ERISA, the Administrator shall engage on behalf of all Participants an independent qualified public accountant who is qualified to act as such under ERISA and who shall conduct such an examination of any financial statements of the Plan, and of other books and records of the Plan, as the qualified public accountant may deem necessary to enable him to form an opinion as to whether the financial statements and schedules required to be included in the annual report of the Plan under ERISA are presented fairly in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Plan Year and who shall perform such other services for the Plan as the Administrator may require.

Section 10.06.  Fiduciary Insurance.  The Plan may purchase fiduciary liability insurance for any of its fiduciaries, or for itself, to cover liability or losses occurring by reason of the act or omission of a fiduciary, provided that such insurance permits recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation under ERISA by such fiduciary.

ARTICLE XI.

TRUST

Section 11.01.  Trust Fund.

(a)           All contributions under the Plan shall be transferred to the Trust to be held, managed, invested, and distributed as part of the Trust Fund by the Trustee in accordance with the provisions of the Plan.  All benefits under the Plan shall be distributed solely from the Trust Fund, and the Employer shall have no liability therefor other than the obligation to make contributions to the Trust Fund as provided in the Plan.

(b)           In accordance with guidelines established by the Administrator, the Trustee shall cause the Trust Fund to consist of one or more Funds.  The Administrator may add additional Funds or delete Funds.  Any such Funds may invest through the medium of any common, collective, or commingled fund maintained by the Trustee which is invested principally in property of the kind specified for such Fund.  The Administrator shall establish investment guidelines or policies applicable to each such Fund.  A portion of each Fund may be maintained in cash or cash equivalents.  Income or losses from investments in each Fund shall be credited or debited to the same Fund.

Section 11.02.  Investments.

(a)           Each Participant shall have the right to direct the investment of his Accounts in accordance with this Section.

(b)           Except with regard to Matching Contributions made in Company Stock pursuant to Section 4.03, subject to the limitations of Section 11.03, contributions shall be invested as elected by the Participant, or as subsequently changed, on the Applicable Form filed with the Administrator, subject to such conditions as it may prescribe.

(c)           Contributions shall be invested, on or after June 1, 2000, in multiples of five percent (5%) in any one (1) or more of the Funds, as elected by the Participant on the Applicable Form filed with the Administrator, or its designee, or by such other means as may be provided for the Funds, subject to such conditions as the Administrator, or its designee, may prescribe.  If a Participant does not complete an Applicable Form electing the investment of his Accounts, his Accounts shall be invested in the Fund or Funds designated by the Administrator, from time to time.

(d)           Except with regard to Matching Contributions made in Company Stock pursuant to Section 4.03, a Participant may change his investment election with respect to contributions to be made thereafter and may elect to transfer all or any portion of the Accounts of the Participant which may be invested in any one (1) Fund to another Fund, subject to Section 11.03 and the limitations of the Funds, by filing a request on the Applicable Form with the Administrator, or its designee, or by such other means as may be provided for the Funds.

(e)           Where excessive trading can undermine any of the Funds or exceed the available liquidity for any such Fund, the Company reserves the right to modify or suspend transfer and withdrawal privileges on any of the Funds, at any time, upon notice to Participants.

(f)            A reasonable annual administrative fee, as determined by the Administrator, may be charged to the Accounts of a Participant who has Terminated Employment or Retired for related expenses after the first Plan Year of the Participant’s Termination of Employment or Retirement.

Section 11.03.  Company Stock.

(a)           Participants may direct the investment of their Accounts into Company Stock as provided in Section 11.02.

(b)           No employer securities shall be distributed from the Plan for any type of Plan distribution, whether Retirement, Termination of Employment, death, in-service withdrawal or loan.  All Company Stock shall be liquidated under the Plan, as allowed under the terms and conditions of the Plan, in order to effectuate any distribution.  All distributions from the Plan shall be paid in cash.

(c)           As provided under Article IV, certain Matching Contributions shall be made in Company Stock.  Once allocated to the Plan, Participants may not redirect such Matching Contributions out of Company Stock.  Provided, however, effective as of August 24, 2000, if a Participant is age fifty-five (55) or older, a Participant shall be permitted to transfer the portion of his Matching Contribution Account contributed in Company Stock, in whole or in part, to any other Fund, by completing an Applicable Form.  Trading Impact Procedures may apply.  Otherwise, no such transfer shall be permitted.

(d)           Elections with respect to investments in Company Stock by Participants who are members of the Board of Directors of the Company or who are officers of the Company within the meaning of Securities and Exchange Commission Rule 16a-1(f), will be given effect only if one of the following conditions is met:

(1)           if the election is made in connection with the death, Disability, Retirement or Termination of Employment of the Participant; or

(2)           the election is required to be made available to the Participant pursuant to the Internal Revenue Code; or

(3)           if the election involves a transfer of existing Account balances into Company Stock, it is not made within six (6) months following the most recent election,

with respect to any employee benefit plan of the Company, that effected a transaction that was a disposition of Company Stock; or, if the election involves a transfer of Account balances out of the Company Stock, it is not made within six (6) months following the most recent election, with respect to any employee benefit plan of the Company, that effected a transaction that was an acquisition of Company Stock; or

(4)           if the election results in the investment of future contributions (e.g., new money) into Company Stock; or

(5)           the election is determined by the Trustee, based upon the advice of counsel to the Company, to be otherwise exempt from Section 16(b) of the Exchange Act.

Section 11.04.  Investment Manager.  The Administrator may designate one (1) or more Investment Managers with authority to manage, acquire or dispose of any assets of the Plan.

Section 11.05.  ERISA Section 404(c).  The Plan is intended to comply with ERISA Section 404(c), and such compliance shall limit the liability of Plan fiduciaries with regard to Participant directed investments.  In accordance with the provisions of ERISA Section 404(c), each Participant shall have the right to direct the investment of his Accounts in one (1) or more Funds in accordance with this Article, the Trust Agreement, and any rules promulgated and adopted by the Administrator.

Section 11.06.  Custodian.  The Administrator may establish one or more custodial accounts pursuant to Code Section 401(f) for the safekeeping, possession and servicing of the Trust Fund and appoint a bank to serve as Custodian for all or part of the assets of the Plan to be held in such custodial accounts.

ARTICLE XII.

AMENDMENT OR TERMINATION

Section 12.01.  Amendment or Termination.

(a)           The (i) Chairman, President, and Chief Executive Officer of the Company or the (ii) Senior Vice President of Human Resources and Communications, each of them acting singly, shall have the right, in his sole and final discretion, to amend the Plan at any time and from time to time to any extent which it may deem advisable, subject to the provisions of any applicable collective bargaining agreement; provided, however, that no amendment shall retroactively increase the duties or responsibilities of the Trustee without its written consent.  A certified copy of the resolution of such officer taking such action shall be delivered to the Administrator and Trustee, and the Plan shall be amended in the manner and effective as of the date set forth in such resolution, and the Employers, Employees, Participants, beneficiaries, Trustee, Administrator, and all other persons having any interest under the Plan shall be bound thereby.  Provided, however, that no such officer action shall operate to recapture for an Employer any contributions or payments previously made to the Plan, nor to adversely affect any benefits otherwise payable to Participants and their beneficiaries.

(b)           The Board of Directors shall have the right, in its sole and final discretion, to terminate the Plan at any time.  A certified copy of the resolution of the Board of Directors taking such action shall be delivered to the Administrator and Trustee, and the Plan shall be terminated in the manner and effective as of the date set forth in such resolution, and the Employers, Employees, Participants, beneficiaries, Trustee, Administrator, and all other persons having any interest under the Plan shall be bound thereby.

Section 12.02.  Amendment for Qualification of Plan.  It is the intent of the Company that the Plan shall be and remain qualified for tax purposes under the Code.  The Company shall promptly submit the Plan for approval under the Code and all expenses incident thereto shall be borne by the Company.  The (i) Chairman, President, and Chief Executive Officer of the Company or the (ii) Senior Vice President of Human Resources and Communications, each of them acting singly, may make any modifications, alterations, or amendments to the Plan necessary to obtain and retain approval of the Secretary of the Treasury or his delegate as may be necessary to establish and maintain the status of the Plan as qualified and the deductibility for income tax purposes of Employer contributions thereto under the provisions of the Code or other federal legislation, as now in effect or hereafter enacted, and the regulations issued thereunder.  Any modification, alteration, or amendment of the Plan, made in accordance with this Section, may be made retroactively, if necessary or appropriate.  A copy of such amendment shall be delivered to the Administrator and Trustee, and the Plan shall be amended in the manner and effective as of the date set forth in the resolution of such officer, and the Employers, Employees, Participants, beneficiaries, Trustee, Administrator, and all others having any interest under the Plan shall be bound thereby.

Section 12.03.  Restrictions on Amendments.  Any amendment may be made to the Plan which is not contrary to ERISA or the Code.  No amendment may be made to the Plan that violates Code Section 411(d)(6).

Section 12.04.  Discontinuance or Suspension of Contributions.  An Employer may discontinue completely or suspend temporarily for a definite or indefinite period its contributions under the Plan, or terminate the Plan, at any time or from time to time without any liability whatsoever, as contributions by the Employers are completely voluntary and the Employers are under no contractual obligation to continue contributions.  Temporary suspension of contributions by an Employer shall not result in any Accounts becoming Vested.

Section 12.05.  Allocation of Assets on Termination.  In the case of the complete or partial termination of the Plan, as to one (1) or more Employers, including a termination arising from the complete discontinuance of contributions, the Accounts of each affected Participant shall become irrevocably Vested.  On such complete or partial termination, the affected portion of the Trust Fund shall be liquidated pursuant to the direction of the (i) Chairman, President, and Chief Executive Officer of the Company or the (ii) Senior Vice President of Human Resources and Communications, each of them acting singly.  The Plan shall remain in full effect with respect to each Employer, and Participants who are Employees of such Employer, which does not terminate its participation in the Plan on behalf of its Employees; provided, however, the termination of participation by less than all of the Employers shall not affect the Plan as it applies to Participants who are not, at the time of termination, Employees of a terminating Employer.

ARTICLE XIII.

ENTRY AND WITHDRAWAL OF EMPLOYERS

Section 13.01.  Entry of Employers.  Any organization classified as an Employer by the (i) Chairman, President, and Chief Executive Officer of the Company or the (ii) Senior Vice President of Human Resources and Communications, each of them acting singly, may become a party to the Plan as of the first day of any Plan Year, or such other date specified by such officer, by delivering to the Administrator an appropriate resolution by the board of directors of such organization.  With the consent of such officer, such organization shall become an Employer hereunder, as of the specified date, and shall be subject to the terms and provisions of the Plan as then in effect and thereafter amended.

Section 13.02.  Withdrawal from Plan.  An Employer may withdraw from the Plan if authorized by the (i) Chairman, President, and Chief Executive Officer of the Company or the (ii) Senior Vice President of Human Resources and Communications, each of them acting singly, upon written notice together with a resolution of the Employer’s board of directors, or with respect to a limited partnership its general partner, authorizing its withdrawal as an Employer hereunder.  Any Employer hereunder which elects to withdraw from the Plan shall deliver such notice to either of such officers at least thirty (30) days prior to the date withdrawal is to be effective, unless such requirement is waived by joint action of such officers.  Provided, however, the (i) Chairman, President, and Chief Executive Officer of the Company or the (ii) Senior Vice President of Human Resources and Communications, each of them acting singly, shall have complete authority, in their discretion, to determine the actual date of withdrawal and the terms and conditions of such withdrawal, subject to any applicable provisions of the Code and ERISA.

ARTICLE XIV.

TOP-HEAVY PROVISIONS

Section 14.01.  Definitions.  For purposes of this Article, the following definitions shall apply:

(a)           “Aggregation Group” means each qualified plan of the Employers (including any terminated plan if it was maintained in the last five (5) year period ending on the Determination Date) in which at least one (1) Key Employee participates in the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years and each other plan of the Employers which, during such period, enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410.  “Aggregation Group” also includes each other qualified plan of the Employers designated by the Employers as part of such group, if such group, taking into account such plan, would continue to meet the requirements of Code Sections 401(a)(4) and 410.

(b)           “Determination Date” means, for the first Plan Year, the last day of the first Plan Year, and for any other Plan Year, the last day of the preceding Plan Year.

(c)           “Key Employee” means any Employee or former Employee, and the beneficiaries of such Employee, who at any time during the Plan Year or the preceding four (4) Plan Years, was:

(1)           an officer of an Employer having annual compensation, as defined in Code Section 414(q)(4), from the Employer greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year, provided, however, no more than fifty (50) employees (or, if lesser, the greater of three (3) or ten percent (10%) of the employees) shall be treated as officers;

(2)           one (1) of ten (10) Employees, having annual compensation, as defined in Code Section 414(q)(4), from an Employer greater than the amount in effect under Code Section 415(c)(1)(A) for any such Plan Year, and owning (or considered as owning under Code Section 318) the largest interests in an Employer;

(3)           a five percent (5%) owner of an Employer; or

(4)           a one percent (1%) owner of an Employer with annual compensation, as defined in Code Section 414(q)(4), from such Employer of more than One Hundred Fifty Thousand Dollars ($150,000).

The status of an Employee as a Key Employee shall be determined with reference to the Plan Year containing the Determination Date, and shall be determined in accordance with Code Section 416(i)(1) and the regulations thereunder.

(d)           “Non-Key Employee” means any Employee or former Employee, and the beneficiaries of such Employee, who is not a Key Employee.

(e)           “Top-Heavy Allocation Date” means, for any Plan Year, the date of the most recent valuation immediately preceding or coincident with the Determination Date for the Plan Year.

(f)            “Top-Heavy Plan” means, for any Plan Year the Plan if the “top-heavy ratio” for the Aggregation Group as of the Determination Date exceeds sixty percent (60%).  The top-heavy ratio is a fraction, the numerator of which is the present value of the cumulative accrued benefits as of the Top-Heavy Allocation Date under the defined benefit plans for all Key Employees plus the sum of account balances as of the Determination Date under the defined contribution plans for all Key Employees, and the denominator of which is the present value of the cumulative accrued benefits as of the Top-Heavy Allocation Date under the defined benefit plans plus the sum of account balances as of the Determination Date under the defined contribution plans for all Participants, including Key-Employees, former Participants, and the beneficiaries of such Participants.  Provided, however, in the calculation of the top-heavy ratio (i) if any Participant has not performed any services for an Employer at any time during the five (5) year period ending on the Determination Date, the accounts of such Participant shall not be taken in account; (ii) the value of account balances and cumulative accrued benefits of a Participant who is a Non-Key Employee but who was a Key Employee in a prior year shall be disregarded; (iii) the value of account balances and cumulative accrued benefits for the Aggregation Group shall be calculated with reference to the Determination Date of each plan which falls within the same calendar year; (iv) the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Code Section 416 and the regulations thereunder; and (v) the present value of the cumulative accrued benefits and account balances of a Participant shall be increased by the aggregate distributions made with respect to such Participant during the five (5) year period ending on the Determination Date, including such distributions from terminated plans which, if not terminated, would be required to be included in the Aggregation Group.  The accrued benefit of a Participant other than a Key Employee shall be determined under:  (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employers, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

(g)           “Top-Heavy Year” means any Plan Year in which the Plan is a Top-Heavy Plan.

Section 14.02.  Top-Heavy Plan Provisions.  If the Plan is a Top-Heavy Plan in any one (1) or more Plan Years, and notwithstanding Article V, in each Top-Heavy Year the following provisions shall apply:

(a)           The minimum accrued benefit derived from Employer contributions for each Participant who is a Non-Key Employee, shall equal a percent of the compensation of each such Participant from an Employer for the Top-Heavy Year which is the lesser of (i) three percent (3%), or (ii) the percent of compensation for the Top-Heavy Year allocated to the Accounts of the Key Employee with the highest percentage allocation for the Top-Heavy Year.  Provided, however, the minimum allocation may not be less than three percent (3%) if the Plan is required to be included in an Aggregation Group and the Plan enables a defined benefit plan required to be included in such group to meet the requirements of Code Section 401(a)(4) or 410.  This minimum allocation shall include all amounts allocated to the Accounts of such Participant for the Top-Heavy Year pursuant to Section 4.03 but not 4.02.  This minimum allocation shall include amounts allocated to the Accounts of a Participant who is a Key Employee for the Top-Heavy Year pursuant to Sections 4.02 and 4.03.

(b)           Notwithstanding subsection (a), if an Employer maintains another Top-Heavy Plan, which is a defined contribution plan, and the other plan satisfies subsection (a) with respect to a Participant who is a Non-Key Employee in both plans, then subsection (a) will not apply to this Plan with respect to such Participant.

(c)           Notwithstanding subsection (a), if an Employer maintains another Top-Heavy Plan, which is a defined benefit plan, then either (i) the other plan must satisfy the defined benefit minimum provisions of Code Section 416(c)(1) with respect to a Participant who is a Non-Key Employee in both plans, or (ii) this Plan must provide a minimum accrued benefit derived from Employer contributions for such Participant equal to five percent (5%) of the compensation of such Participant from the Employer for the Top-Heavy Year.

ARTICLE XV.

NONALIENATION OF BENEFITS AND DOMESTIC RELATIONS ORDERS

Section 15.01.  Nonalienation of Benefits.

(a)           Except as provided in subsection (b) or (c), no benefit under the Plan, prior to actual receipt thereof by a Participant or a beneficiary, shall be subject to any debt, liability, contract, engagement, or tort of any Participant or his beneficiary, nor subject to anticipation, sale, assignment, transfer, encumbrance, pledge, charge, attachment, garnishment, execution, alienation, or other voluntary or involuntary alienation or other legal or equitable process, nor transferable by operation of law.

(b)           The benefits of a Participant shall be paid to an “Alternate Payee” as defined in Code Section 414(p) pursuant to the applicable requirements of any “Qualified Domestic Relations Order” under Code Sections 401(a)(13) and 414(p).  The Alternate Payee shall be able to direct the investment of his or her portion of the benefit under the Plan and shall be able to designate a beneficiary, as applicable.

(c)           The benefits of a Participant under the Plan may be reduced to the extent permitted under Code Section 401(a)(13), which, in general, provides a reduction to satisfy the Participant’s liability to the Plan due to (i) the Participant’s conviction of a crime involving the Plan, (ii) a judgment, consent order, or decree in an action for violation of fiduciary standards, or (iii) a settlement involving the Department of Labor or the Pension Benefit Guaranty Corporation.

(d)           Notwithstanding any other provision of the Plan, any benefit payable to a Participant or a beneficiary of a Participant shall be reduced by any benefit paid or payable  from the benefits of the Participant under the Plan pursuant to subsection (b) or (c).  The Administrator, in its sole discretion, may direct the Trustee to separately account for any benefit payable pursuant to subsection (b) or (c).

(e)           Notwithstanding any other provision of the Plan, the Plan may make a distribution to an Alternate Payee pursuant to a Qualified Domestic Relations Order prior to the date the Participant attains his earliest retirement age, as defined in Code Section 414(p)(4)(B), only if the domestic relations order specifically requires the Plan to make a distribution prior to such date.  If the present value of any such benefits payable to the Alternate Payee is less than Five Thousand Dollars ($5,000) at the time the order is determined to be a Qualified Domestic Relations Order, the benefits shall be paid to the Alternate Payee in the form of a single lump sum payment as soon as administratively reasonable.

Section 15.02.  Procedures Regarding Domestic Relations Orders.

(a)           If the Plan receives any order which may be a Qualified Domestic Relations Order, the Administrator shall:

(1)           promptly notify the Participant and any prospective Alternate Payee of (i) the receipt of such order, and (ii) the procedures under the Plan for determining whether such order is a Qualified Domestic Relations Order; and

(2)           within a reasonable period after receipt of such order, and in accordance with regulations which the Secretary of Labor may prescribe, determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such decision.

(b)           The Administrator shall establish reasonable procedures to determine whether any order is a Qualified Domestic Relations Order and to administer the distribution of benefits with respect to such orders.  The procedures shall (i) be in writing, (ii) provide prompt notice of such procedures to each person specified in the order as entitled to the payment of benefits, at the address specified in the order, and (iii) permit an Alternate Payee to designate a representative for receipt of copies of notices that are sent to Alternate Payees with respect to a Qualified Domestic Relations Order.

(c)           During any period of time in which the issue of whether an order is a Qualified Domestic Relations Order is being determined by the Administrator, a court of competent jurisdiction, or otherwise, the Administrator shall provide the Trustee with written direction to separately account under the Trust for the amounts, if any, which would be payable to an Alternate Payee during such period if such order is determined to be a Qualified Domestic Relations Order.  If within the eighteen (18) month period beginning on the date on which the first payment would be required to be made under the order, the order, or modification thereof, is determined to be a Qualified Domestic Relations Order, the Administrator shall pay such separately accounted amounts, plus any gain or loss, to the Alternate Payee or Payees entitled thereto.  If within the eighteen (18) month period the order is determined to not be a Qualified Domestic Relations Order, or if such issue has not been resolved, the Administrator shall direct the Trustee to pay such separately accounted amounts, plus any interest thereon, to the Participant or beneficiary entitled to such amounts as if there had been no order.  Any determination that an order is a Qualified Domestic Relations Order after the close of the eighteen (18) month period shall have only prospective application.  Notwithstanding the preceding provisions, and in accordance with such regulations as the Secretary of the Treasury may prescribe, the Administrator, in the sole discretion of the Administrator, may delay payment of any amounts payable under the Plan to a Participant (i) to the end of said eighteen (18) month period, if an order is found to be defective within said eighteen (18) month period and the Administrator has notice that the parties with respect to the order are attempting to rectify any defects in the order, or (ii) for a reasonable period of time, if the Administrator receives notice that an order which may be a Qualified Domestic Relations Order is being sought with respect to the Participant; provided, however, for these purposes, a court stay to the Administrator during the time an appeal is pending is notice that the parties with respect to an order are attempting to cure any defects in an order, and the Administrator shall honor a restraining order prohibiting the disposition of any amounts with respect to a Participant pending resolution of a dispute with respect to an order which may be a Qualified Domestic Relations Order.

Section 15.03.  Surviving Spouse.  To the extent so provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as the surviving spouse of the Participant under the Plan for purposes of Code Sections 401(a)(11) and 417 and the spouse of the Participant shall not be treated as a spouse of the Participant for such purposes.

ARTICLE XVI.

MISCELLANEOUS

Section 16.01.  Non-Diversion.  The assets of the Plan shall never inure to the benefit of an Employer and shall be held for the exclusive purposes of providing benefits to Participants in the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan, except as follows:

(a)           In the case of a contribution which is made by an Employer under a mistake of fact, such contribution shall be returned to the Employer, upon demand, within one (1) year after the payment of the contribution and shall be reduced for any loss incurred but unadjusted for any gains earned during the time the mistaken contribution was part of the Trust.

(b)           Contributions by an Employer are conditioned on the deductibility of the contribution under the Code.  To the extent the deduction is disallowed, such contributions to the extent disallowed shall be returned to the Employer, upon demand, within one (1) year after the disallowance of such deduction.  Any amount not returned to the Employer shall be deductible in subsequent taxable periods as provided in the Code.

Section 16.02.  Military Service.  Notwithstanding any other provision in the Plan to the contrary, any Participant who is entitled to the rights, protections, and privileges afforded by USERRA and is reemployed with a Related Company as provided in USERRA, shall (i) as otherwise provided in the Plan, receive credit for the period served in the military for purposes of vesting and benefit accrual under the terms of the Plan, (ii) be entitled to receive any employer contributions the Participant failed to receive as a result of his or her military service as required by USERRA, and (iii) be entitled to make-up any contributions the Participant missed as a result of his or her military service, to the extent required by USERRA and permitted under the Code.  However, any make-up contributions shall not exceed the amount the Participant would have been permitted to contribute to the Plan had the Participant remained continuously employed by the Employer throughout the period of his or her military service.  Any make-up contributions to the Plan described in this Section shall be made during the period beginning with the date of reemployment and ending on the date that occurs on the earliest of (i) three (3) times the period of the Participant’s military service, or (ii) five (5) years.

Section 16.03.  Allocation of Fiduciary Responsibilities.  To the extent permitted under ERISA, each fiduciary under the Plan shall be responsible only for the specific duties assigned under the Plan and shall not be directly or indirectly responsible for the duties assigned to another fiduciary.  Any person or a group of persons may serve in more than one (1) fiduciary capacity with respect to the Plan.

Section 16.04.  Limitation of Rights and Obligations.  Neither the establishment nor maintenance of the Plan nor any amendment thereof, nor any act or omission under the Plan or resulting from the operation of the Plan shall be construed:

(a)           as conferring upon any Participant, beneficiary, or any other person a right or claim against the Trust, Trustee, Employer, or Administrator, except to the extent that such right or claim shall be specifically expressed and provided in the Plan or provided under ERISA;

(b)           as creating any responsibility or liability of the Employer for the validity or effect of the Plan;

(c)           as a contract or agreement between the Employer and any Participant or other person;

(d)           as being consideration for, or an inducement or condition of, employment of any Participant or other person, or as affecting or restricting in any manner or to any extent whatsoever the rights or obligations of the Employer or any Participant or other person to continue or terminate the employment relationship at any time, except as otherwise provided under any applicable collective bargaining agreement; or

(e)           as giving any Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or other person at any time; provided, however, that the foregoing shall not be deemed to modify the provisions of any collective bargaining agreements which may have been entered into by an Employer with the bargaining representatives of any Participant.

Section 16.05.  Notice.  Any notice given under the Plan shall be sufficient if given to the Administrator, when addressed to its office, or if given to a Participant, when addressed to the Participant at his or her address as it appears in the records of the Administrator.

Section 16.06.  Right of Recovery.  If the Trustee makes any payment that according to the terms of the Plan and the benefits provided hereunder should not have been made, the Trustee or the Administrator may recover that incorrect payment, whether or not it was made due to the error of the Trustee, from the person to whom it was made, or from any other appropriate party.  If any such incorrect payment is made directly to a Participant, the Trustee or Administrator may recover such amount as allowed by law.

Section 16.07.  Legal Counsel.  The Administrator and/or its designee, may from time to time consult with counsel, who may be counsel for the Company, and shall be fully protected in acting upon the advice of such counsel.

Section 16.08.  Evidence of Action.  Any action by any Employer pursuant to any of the provisions of the Plan shall be evidenced by resolution of its governing body, and the Administrator shall be fully protected in acting in accordance with such resolution so certified to it.  All orders, requests, and instructions to the Administrator by an Employer or by any duly authorized representative, shall be in writing and the Administrator shall act and shall be fully protected in acting in accordance with such orders, requests, and instructions.

Section 16.09.  Audit.  If an audit of the Plan and Trust is required under ERISA for any Plan Year, the Administrator shall engage an independent qualified public accountant.  Such audit shall be conducted in accordance with the requirements of ERISA Section 103.

Section 16.10.  Bonding.  Each fiduciary of the Plan, unless exempted under ERISA, shall be bonded in an amount not less than ten percent (10%) of the amounts of assets of the Plan handled by such fiduciary; provided, however, such bond shall not be less than One Thousand Dollars ($1,000) and need not be for more than Five Hundred Thousand Dollars ($500,000).  The expense of such bond shall be paid from the assets of the Plan unless paid by the Company.

Section 16.11.  Receipt and Release.  Any payments to any Participant shall, to the extent thereof, be in full satisfaction of the claim of such Participant being paid thereby and the Trustee or Administrator may condition payment thereof on the delivery by the Participant of the duly executed receipt and release in such form as may be determined by the Trustee or Administrator.

Section 16.12.  Legal Actions.  If the Administrator is made a party to any legal action regarding the Trust or the Plan, except for a breach of fiduciary responsibility of such person or persons, any and all costs and expenses, including reasonable attorneys’ fees, incurred by the Administrator in connection with such proceeding shall be paid from the assets of the Trust Fund unless paid by the Company.

Section 16.13.  Reliance.  The Administrator shall not incur any liability in acting upon any notice, request, signed letter, telegram, or other paper or document believed by the Administrator to be genuine or to be executed or sent by an authorized person.

Section 16.14.  Entire Plan.  The Plan document and the documents incorporated by reference herein shall constitute the only legally governing documents for the Plan.  No statement by the Company, Trustees, Employer, or Administrator shall be used in any claim unless in writing, signed by the party against whom the claim is being made.

Section 16.15.  Counterparts.  The Plan may be executed in any number of counterparts, each of which shall be deemed to be an original.  All the counterparts shall constitute but one (1) and the same instrument and shall be sufficiently evidenced by any one (1) counterpart.

ARTICLE XVII.

EGTRRA PLAN AMENDMENTS

Section 17.01.  Preamble.  This Article is intended to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”).  This Article is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.  Except as otherwise provided, this Article shall be effective for Plan Years beginning on and after January 1, 2002. This Article shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Article.

Section 17.02.  Pre-Tax Contributions Limitation.  No Participant shall be permitted to have Pre-Tax Contributions made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Section 17.10 and Code Section 414(v), if applicable.

Section 17.03.  Repeal of Multiple Use Test.  The multiple use test described in Treasury Regulation Section 1.401(m)-2 and Section 5.06 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

Section 17.04.  Limitations on Contributions.  This Section shall be effective for Plan Years beginning after December 31, 2001.  Except to the extent permitted under Section 17.10 and Code Section 414(v), if applicable, the annual addition that may be contributed or allocated to a Participant’s Account under the Plan for any Plan Year shall not exceed the lesser of:

(1)           Forty Thousand Dollars ($40,000) (as increased by the Cost of Living Adjustment), or

(2)           one hundred percent (100%) of the Participant’s compensation, as defined in Section 5.07(g), for the Plan Year.

The compensation limit referred to in paragraph (2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an annual addition.

Section 17.05.  Distribution upon Severance from Employment.  Effective for distributions after December 31, 2001, a Participant’s Pre-Tax Contributions, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment.  However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

Section 17.06.  Modification of Top-Heavy Rules.  This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years.  This Section amends Article XIV of the Plan.

(a)           “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of a Related Company having annual compensation greater than One Hundred Thirty Thousand Dollars ($130,000) (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a five percent (5%) owner of a Related Company, or a one percent (1%) owner of a Related Company having annual compensation of more than One Hundred Fifty Thousand Dollars ($150,000).  For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3).  The determination of who is a Key Employee shall be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(b)           This subsection (b) shall apply for purposes of determining the amounts of Account balances of Employees as of the Determination Date.

(1)           The amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one (1) year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five (5) year period” for “ one (1) year period.”

(2)           The Accounts of any individual who has not performed services for a Related Company during the one (1) year period ending on the Determination Date shall not be taken into account.

(c)           Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan.  The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage and other requirements of Code Section 401(m).

Section 17.07.  Direct Rollovers of Plan Distributions.  This Section shall apply to distributions made after December 31, 2001.

(a)           For purposes of the direct rollover provisions in Section 7.04 of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b)

and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

(b)           For purposes of the direct rollover provisions in Section 7.04 of the Plan, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such distribution paid directly to an Eligible Retirement Plan.

Section 17.08.  Increase in Compensation Limit.  The annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed Two Hundred Thousand Dollars ($200,000) (as increased by the Cost of Living Adjustment for the Plan Year).  Annual compensation means compensation during the Plan Year or such other consecutive twelve (12) month period over which compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

Section 17.09.  Suspension Period Following Hardship Withdrawal.  A Participant who receives a distribution of elective deferrals on account of hardship on or after January 1, 2001 but prior to July 1, 2001, shall be prohibited from making Pre-Tax Contributions and any employee contributions under all other plans of a Related Company until January 1, 2002.  A Participant who receives a distribution of elective deferrals on account of hardship on or after July 1, 2001 shall be prohibited from making Pre-Tax Contributions and any employee contributions under all other plans of a Related Company for six (6) months after receipt of the distribution.  Furthermore, the limit on Pre-Tax Contributions in the taxable year following the taxable year of a hardship distribution set forth in Section 7.09(c)(4) shall not apply to a distribution of Pre-Tax Contributions on account of hardship after December 31, 2000 pursuant to Internal Revenue Service Notice 2002-4.

Section 17.10.  Catch-Up Contributions. For contributions on and after January 1, 2003, Employees who are eligible to make Pre-Tax Contributions under this Plan and who have attained age fifty (50) before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v).  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.  There shall be no Matching Contributions made for catch-up contributions.

Section 17.11.  Rollovers from Other Plans.

(a)           Effective January 1, 2002, the Plan shall accept direct rollovers in cash of Eligible Rollover Distributions made after December 31, 2001, from a qualified plan described in Code Section 401(a) or 403(a) or an annuity contract described in Code Section 403(b), excluding after-tax employee contributions.

(b)           Effective January 1, 2002, the Plan shall accept a Participant contribution in cash of an Eligible Rollover Distribution from a qualified plan described in Code Section 401(a) or 403(a) or an annuity contract described in Code Section 403(b), excluding after-tax employee contributions.

The Plan is executed this                     day of                    , 20                   .

GREAT LAKES CHEMICAL CORPORATION

By:
Signature

Printed Name

Title

Attest:

By:
Signature

Printed Name

APPENDIX A

INVESTMENT FUNDS

The twelve (12) funds available through the Great Lakes Savings Plan are as follows:

•                  Vanguard® Prime Money Market Fund (cash reserves fund)

•                  Vanguard® Retirement Savings Trust (stable value fund)

•                  Vanguard® Total Bond Market Index Fund (bond fund)

•                  Vanguard® Wellesley® Income Fund (balanced fund – stocks/bonds)

•                  Vanguard® Windsor™ Fund (growth and income stock fund)

•                  Vanguard® 500 Index Fund (growth and income stock fund)

•                  Vanguard® U.S. Growth Fund (growth stock fund)

•                  Vanguard® Extended Market Index Fund (growth stock fund)

•                  Vanguard® Small-Cap Index Fund (aggressive growth stock fund)

•                  Vanguard® Explorer™ Fund (aggressive growth stock fund)

•                  Vanguard® International Growth Fund (international stock fund)

•                  Great Lakes Stock Fund (a company stock fund)